UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Select Interior Concepts, Inc.
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Select Interior Concepts, Inc.

400 Galleria Parkway
Suite 1760 Atlanta, GA 30339

April 4, 2019

Dear Stockholder:

On behalf of our Board of Directors, I cordially invite you to the 2019 Annual Meeting of Stockholders of Select Interior Concepts, Inc. to be held at 10:00 a.m., local time, on May 15, 2019, at the offices of Alston & Bird LLP, located at Suite 4900, 1201 West Peachtree Street, Atlanta, Georgia 30309.

The business of the meeting is described in detail in the attached notice of meeting and proxy statement. Also included is a proxy card and postage paid return envelope.

It is important that your shares are represented and voted at the Annual Meeting, regardless of the size of your holdings. Whether or not you plan to attend, please complete and return the enclosed proxy or vote over the telephone or internet, as applicable, to ensure that your shares will be represented at the Annual Meeting. If you attend the meeting, you may withdraw your proxy by voting in person.

Sincerely,

Tyrone Johnson
Chief Executive Officer

Select Interior Concepts, Inc.

400 GALLERIA PARKWAY, SUITE 1760
ATLANTA, GA 30339

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2019

TO THE STOCKHOLDERS OF SELECT INTERIOR CONCEPTS, INC.:

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders of Select Interior Concepts, Inc., a Delaware corporation, will be held at the offices of Alston & Bird LLP, located at Suite 4900, 1201 West Peachtree Street, Atlanta, Georgia 30309, at 10:00 a.m., local time, on May 15, 2019, and at any adjournments or postponements thereof, for the following purposes:

1.	To elect six directors identified in the accompanying proxy statement to serve until the 2020 Annual Meeting of Stockholders or until their respective successors are elected and qualified;
2.	To approve the Select Interior Concepts, Inc. 2019 Long-Term Incentive Plan;
3.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2019; and
4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders at the close of business on March 25, 2019, the record date, are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy in the envelope provided or vote over the telephone or internet, as applicable.

By Order of the Board of Directors

Tyrone Johnson
Chief Executive Officer

Dated: April 4, 2019

Select Interior Concepts, Inc.

400 Galleria Parkway
Suite 1760 Atlanta, GA 30339
(888) 701-4737

PROXY STATEMENT

2019 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2019

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why am I being asked to review these materials?
A:	Select Interior Concepts, Inc., also referred to herein as “SIC,” the “Company,” or “we” is providing these proxy materials to you in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board of Directors”) for use at the 2019 Annual Meeting of Stockholders. The Annual Meeting will take place at the offices of Alston & Bird LLP, located at Suite 4900, 1201 West Peachtree Street, Atlanta, Georgia 30309, at 10:00 a.m., local time on Wednesday, May 15, 2019. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.
Q:	What information is contained in these materials?
A:	The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of certain of our most highly paid executive officers and our directors, and certain other required information. Our 2018 Annual Report on Form 10-K, which includes our audited consolidated financial statements for the year ended December 31, 2018, is also being furnished with this proxy statement.
Q:	What does it mean if I received more than one proxy or voting instruction form?
A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for each proxy you receive to ensure that all of your shares are voted.
Q:	What matters will the Company’s stockholders vote on at the Annual Meeting?
A:	There are three proposals to be considered and voted on at the meeting. The proposals to be voted on are as follows:

Proposal 1— To elect six directors, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified;

Proposal 2 – To approve the Select Interior Concepts, Inc. 2019 Long-Term Incentive Plan (the “2019 Incentive Plan”); and

Proposal 3—To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2019.

For a more detailed discussion of each of these proposals, please see the information included elsewhere in the proxy statement relating to these proposals.

Q:	What are the Board’s voting recommendations?
A:	The Board of Directors recommends that you vote your shares as follows:
•	“FOR” the election of each of the six nominees to the Board of Directors (Proposal 1);
•	“FOR” the approval of the 2019 Incentive Plan (Proposal 2); and
•	“FOR” the approval and ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm (Proposal 3).

If you give us your signed proxy but do not specify how to vote, we will vote your shares “FOR” each of the above proposals.

We are not aware of any matter to be presented at the Annual Meeting other than those described in the Notice of Meeting. If any other matters are properly brought before the Annual Meeting for consideration, the person named on your proxy will have the discretion to vote your shares according to our best judgment.

Q:	Who is entitled to vote at the Annual Meeting?
A:	Each share of our Class A common stock outstanding as of the close of business on March 25, 2019, the record date, is entitled to vote at the Annual Meeting. As of the close of business on the record date, there were 25,839,670 shares of our Class A common stock outstanding and entitled to vote. These shares include shares that are (a) held of record directly in your name, including shares received through equity incentive plans, and (b) held for you in street name through a stockbroker, bank or other nominee. On each proposal presented for a vote at the Annual Meeting, each stockholder is entitled to one vote per share of our Class A common stock held as of the record date.
Q:	What is the difference between a stockholder of record and a stockholder who holds stock in street name?
A:	If your shares are registered in your name, you are a stockholder of record with respect to those shares. As a stockholder of record, you have the right to vote in person at the Annual Meeting or vote by proxy on the proxy card included with these materials.

If your shares are held in the name of your broker, bank or other nominee, these shares are held in street name. As the beneficial owner of these shares, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. Since you are not the stockholder of record, you must request and receive a valid proxy from your broker, bank or other nominee of record in order to vote these shares in person at the Annual Meeting.

Q:	If I hold my shares in street name through my broker, will my broker vote these shares for me?
A:	If you provide instructions on how to vote by following the instructions provided to you by your broker, your broker will vote your shares as you have instructed. If you do not provide your broker with voting instructions, your broker will vote your shares only if the proposal is a “routine” management proposal on which your broker has discretion to vote. On matters considered “non-routine,” brokers may not vote shares without your instruction. Shares that brokers are not authorized to vote are referred to as “broker non-votes.”

Under NASDAQ Stock Market Business Conduct Rules, to which your broker is subject, brokers are prohibited from voting uninstructed shares for elections of directors and the compensation of our named executive officers, in which case a broker non-vote will occur and your shares will not be voted on these matters.

Q:	What are the quorum requirements for the meeting?
A:	The presence of holders of a majority of our outstanding shares of Class A common stock in person or by proxy constitutes a quorum for the meeting. Both abstentions and broker non-votes are counted as present for purpose of determining the presence of a quorum.
Q:	What is the voting requirement to approve each of the proposals?
A:	Pursuant to our Bylaws, the director candidates who receive the most votes will be elected to fill the available seats on our Board of Directors, which this year is six seats. That means the six directors with the greatest number of votes will be elected. Because none of abstentions, failures to vote or broker non-votes are counted as “cast” votes, none will have any effect on the outcome of the proposal.

The proposal to approve the 2019 Incentive Plan requires the affirmative vote of a majority in voting interest of the SIC stockholders present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal. Broker non-votes will not be included in vote totals and, as such, will have no effect on such proposals. Failures to vote are not considered present at the Annual Meeting, and therefore they will have no effect on the outcome of the proposal. Abstentions are considered voting power present at the Annual Meeting and thus will have the same effect as votes against each of the matters scheduled to be voted on at the Annual Meeting (other than the election of directors), including the vote to approve the 2019 Incentive Plan and the vote to ratify the appointment of Grant Thornton LLP.

The proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm requires the affirmative vote of a majority in voting interest of the SIC stockholders present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal. Brokers may vote your shares on this proposal without instruction, and therefore there will be no broker non-votes for this proposal. Failures to vote are not considered present at the Annual Meeting, and therefore they will have no effect on the outcome of the proposal.

Q:	What do I need to do now to vote at the meeting?
A:	Stockholders of record may vote their shares in any of four ways:
•	Submitting a Proxy by Mail: If you choose to submit your proxy by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided;
•	Submitting a Proxy by Telephone: Submit a proxy for your shares by 11:59 p.m., Eastern Daylight Time, on May 14, 2019 by telephone by using the toll-free telephone number provided on your proxy card. Telephone voting is available 24 hours a day;
•	Submitting a Proxy by Internet: Submit your proxy via the internet. The website for internet proxy voting is on your proxy card. Internet proxy voting is also available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on May 14, 2019; or
•	Voting in Person: If you were registered as a stockholder on our books on March 25, 2019 or if you have a letter from your broker identifying you as a beneficial owner of our shares as of that date and granting you a legal proxy, you may vote in person by attending the 2019 Annual Meeting.

If you submit a proxy by telephone or via the internet, you should not return your proxy card. Instructions on how to submit a proxy by telephone or via the internet are located on the proxy card enclosed with this proxy statement.

Street name holders may submit a proxy by telephone or the internet, if their bank or broker makes these methods available, in which case the bank or broker will enclose related instructions with this proxy statement. If you hold your shares through a bank or broker, follow the voting instructions you receive from your bank or broker.

Q:	Can I change my vote or revoke my proxy?
A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the vote at the meeting by:
•	delivering to Broadridge Corporate Issuer Solutions a written notice, bearing a date later than the proxy, stating that you revoke the proxy;
•	submitting a later-dated proxy relating to the same shares by mail, telephone or the internet prior to the vote at the meeting; or
•	attending the meeting and voting in person (although attendance at the meeting will not, by itself, revoke a proxy).

You should send any written notice or a new proxy card to: Select Interior Concepts, Inc. c/o Broadridge Corporate Issuer Solutions, P.O. Box 1342, Brentwood, NY 11717, or follow the instructions provided on your proxy card to submit a proxy by telephone or via the Internet. You may request a new proxy card by calling Broadridge Corporate Issuer Solutions at 1-800-579-1639.

Q:	Will anyone contact me regarding this vote?
A:	We have retained Broadridge Corporate Issuer Solutions to distribute proxy solicitation materials to brokers, banks, and other nominees and to assist in the solicitation of proxies from our stockholders. The fee for this firm’s services is estimated to be $15,000, plus reimbursement for reasonable out-of-pocket costs and expenses.

In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, letter, facsimile or in person but will not receive any additional compensation for these services. Following the original mailing of the proxy solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of the proxy statement and related soliciting materials to persons for whom they hold shares of our Class A common stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses.

Q:	Who has paid for this proxy solicitation?
A:	All expenses incurred in connection with the solicitation of proxies, including the printing and mailing of this proxy statement will be borne by the Company.
Q:	Where can I find the voting results of the Annual Meeting?
A:	We will announce preliminary voting results at the meeting and publish final detailed voting results on a Form 8-K that we expect to file with the SEC within four business days after the meeting.
Q:	May I propose actions for consideration at next year’s annual meeting or nominate individuals to serve as directors?
A:	You may submit proposals for consideration at future annual stockholder meetings. In order for a stockholder proposal to be considered for inclusion in our proxy materials for our 2020 annual meeting of stockholders pursuant to SEC Rule 14a-8, your proposal must be received by our Corporate Secretary no later than December 6, 2019 (unless the meeting date is changed by more than 30 days from May 15, 2019, in which case a proposal must be a received a reasonable time before we print proxy materials for the 2020 Annual Meeting) and must be submitted in compliance with the rule. Proposals should be directed to our Corporate Secretary, Select Interior Concepts, Inc., 400 Galleria Parkway, Suite 1760, Atlanta, Georgia 30339, and should comply with the requirements of Rule 14a-8.

If you want to present a proposal at the 2020 annual meeting of stockholders, without including the proposal in the proxy statement, or if you want to nominate one or more directors, you must provide written notice to the Company’s Corporate Secretary at the address above. The Corporate Secretary must receive this notice not earlier than January 16, 2020, and not later than February 15, 2020. However, if the date of the 2020 annual meeting of stockholders is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the 2019 Annual Meeting, then such proposal must be submitted not before the 120th day before such annual meeting and not after the later of the 90th day before such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Stockholders who wish the Nominating and Corporate Governance Committee to consider their recommendations for nominees for the position of Director should submit their recommendations in writing by mail to our Corporate Secretary, Select Interior Concepts, Inc., 400 Galleria Parkway, Suite 1760, Atlanta, Georgia 30339.

PROPOSALS

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF
PROPOSALS 1 THROUGH 3 BELOW.

PROPOSAL 1—ELECTION OF DIRECTORS

Proposal

Proposal 1 is the election of six nominees to the Board of Directors. In accordance with our Bylaws, the number of directors constituting the entire Board of Directors shall be fixed between three and twelve directors. The Nominating and Corporate Governance Committee of the Board has recommended that the size of the Board of Directors remain at six and that all of our current directors be nominated for re-election. If elected, each will hold office until the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified. Information concerning all director nominees appears below.

The Board of Directors expects that all of the nominees will, if elected, be available to serve. If any nominee should decline re-election or become unable to serve for any reason, votes will be cast for a substitute nominee, if any, designated by the Board of Directors or, if none is so designated prior to the election, votes will be cast according to the judgment of the person or persons named in the proxy.

The Board of Directors unanimously recommends that stockholders vote FOR the election of each of its nominees for director named below.

Information concerning all director nominees appears below.

The “Skills and Qualifications” identifies each director’s experience and qualifications necessary to hold a position on our Board of Directors.

J. DAVID SMITH, 70, became Chairman of the Board of SIC in January 2019. Mr. Smith has served as the Chairman of the board of directors at Siamons International, Inc. since 2008, and as a member of the boards of directors of Commercial Metals Company since 2004, GMS, Inc. since 2014, and both Henry Company and BlueLinx Holdings Inc. since 2017. Mr. Smith served as President of Alumax Fabricated Products, Inc. and as an officer of Alumax, Inc. from 1989 to 1996. Mr. Smith held the positions of Chief Executive Officer and President of Euramax International, Inc. beginning in 1996 and also served as the Chairman of its board of directors from 2002 until his retirement in 2008. Mr. Smith served as a director of Nortek, Inc., from February 2010 to August 2016, and was appointed to serve as the Chairman of Nortek's board of directors in April 2012. Mr. Smith also served as member of the board of directors of DiversiTech, Inc. until 2015 and both Houghton International Inc. and Air Distribution Technologies, Inc. until 2014. Mr. Smith received a B.A. from Gettysburg College.

Skills and Qualifications. Mr. Smith has extensive operating and management experience in private and public international metals and building products companies, as well as extensive experience on the boards of directors of numerous public and private companies.

TYRONE JOHNSON, 46, became director and CEO of SIC upon formation in November 2017. Previously, Mr. Johnson served as CEO of SIC’s wholly-owned subsidiary doing business as Residential Design Services (“RDS”), since December 2015. Prior to joining RDS, he was Vice President & General Manager Consumer Products and in July 2015 was named President, North America of OmniMax International, Inc., a metal roofing products manufacturing company. Prior to OmniMax, he was Senior Vice President of Mannington Mills, Inc., a flooring products manufacturing company and President, North America for the predecessor company Amtico. He received a Bachelor of Business Administration degree from Howard University and a Master of Business Administration degree from DePaul University.

Skills and Qualifications. Mr. Johnson is qualified to serve as a director due to his familiarity with and leadership at RDS, his expertise in the building products and services industry, and his 15 years of experience at building products companies.

S. TRACY COSTER, 57, became a director in August 2018. Ms. Coster founded and has managed STC Consulting Services, LLC, a strategy consulting firm, since 2002. Prior to STC Consulting Services, she served as the Sector Executive for the Cabinetry and Tile Sector at the Kohler Company from 1998 to 2001. Prior to the Kohler

Company, she was with the General Electric Company from 1990 to 1998 and held general management roles in the Appliances and GE Capital divisions, as well as the lead strategy role at the Transportation Systems division. She received a Bachelor of Science degree in Chemical Engineering from The Johns Hopkins University and a Master of Business Administration from the Wharton School of the University of Pennsylvania.

Skills and Qualifications. Ms. Coster is qualified to serve as a director due to her expertise in the building products industry, stemming from her executive positions at the General Electric Company and the Kohler Company, and her experience as a strategy consultant to building products businesses.

DONALD McALEENAN, 64, has been a director at SIC since November 2017. Mr. McAleenan has served as Senior Vice President and General Counsel of Builders First-Source, Inc. since 1998. Prior to this, he served as Vice President and Deputy General Counsel of Fibreboard Corporation. He holds a Bachelor of Science in Foreign Service from Georgetown University and a Juris Doctor degree from New York University School of Law.

Skills and Qualifications. Mr. McAleenan is qualified to serve as a director because of his extensive leadership experience at publicly traded companies within the building products and services industry, his expertise in corporate governance issues, and his strong relationships and extensive contacts with executives within the building products and services industry.

ROBERT SCOTT VANSANT, 57, has been a director since November 2017. Mr. Vansant has served as Executive Vice President and CFO of SRS Distribution Inc., a national distributor of roofing materials, since April 2017. Prior to joining SRS Distribution, Mr. Vansant served as CFO at JW Aluminum, Inc. from 2015-2017. Prior to this, he served as President, North America of OmniMax International, Inc., a metal roofing products manufacturer. He received a Bachelor of Business Administration degree in Accounting from Mercer University.

Skills and Qualifications. Mr. Vansant is qualified to serve as a director because of his extensive leadership experience within the building products and services industry, his expertise in accounting and finance, and his strong relationships and extensive contacts with executives within the building products and services industry.

BRETT WYARD, 49, has been a director since December 2017. He has served as Founder & Managing Partner of Solace Capital Partners since 2014. Prior to co-founding Solace Capital Partners in 2014, he was with the Carlyle Group where he was involved with the raising and investing of $1.9 billion as a Global Partner, Managing Director and Co-head of Carlyle Strategic Partners. Prior to Carlyle he was Managing Director at Oaktree Capital Management as one of the senior members in the firm’s flagship Opportunities Funds. He received a Bachelor of Arts degree in Economics from Boston College.

Skills and Qualifications. Mr. Wyard is qualified to serve as a director because of his over 25 years of private equity, investment banking experience and other board experience. Mr. Wyard has been nominated to serve as a director pursuant to the board designee agreement with the Solace Fund described under “RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE - Board Designee Agreement.”

PROPOSAL 2—APPROVAL OF THE 2019 INCENTIVE PLAN

On March 26, 2019, the Board of Directors adopted, subject to stockholder approval at the Annual Meeting, the Select Interior Concepts, Inc. 2019 Long-Term Incentive Plan (the “2019 Incentive Plan”). The 2019 Incentive Plan will become effective on the date it is approved by our stockholders.

The 2019 Incentive Plan is intended to serve as the successor to the Company’s 2017 Incentive Compensation Plan (the “Prior Plan”). As of March 31, 2019, there were approximately 1,852,925 shares of our common stock subject to outstanding awards under the Prior Plan and approximately 483,496 shares of our common stock were reserved and available for future awards under the Prior Plan. These shares will continue to be available for award grants under the Prior Plan following the effectiveness of the 2019 Incentive Plan.

The Compensation Committee believes the number of shares available under the Prior Plan will not be sufficient to make the grants it believes will be needed over the next few years to provide adequate long-term equity incentives to our key employees. Approval of the 2019 Incentive Plan will enable the Company to continue making equity compensation grants that serve as incentives to recruit and retain key employees and to continue aligning the interests of its employees with stockholders.

A summary of the 2019 Incentive Plan is set forth below. This summary is qualified in its entirety by the full text of the 2019 Incentive Plan, which is attached to this proxy statement as Appendix A.

Promotion of Sound Corporate Governance Practices

We have designed the 2019 Incentive Plan to include a number of features that reinforce and promote alignment of equity compensation arrangements for employees, officers and non-employee directors with the interests of stockholders and the company. These features include, but are not limited to, the following:

•	No Discounted Stock Options or Stock Appreciation Rights (SARs). Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.
•	Prohibition on Repricing. The exercise price of a stock option or SAR may not be reduced, directly or indirectly, without the prior approval of stockholders, including by a cash repurchase of “underwater” awards.
•	Minimum Vesting Requirements. Subject to certain limited exceptions, awards granted under the 2019 Incentive Plan will be subject to a minimum vesting period of one year.
•	No Dividends or Dividend Equivalents on Unearned Awards. The 2019 Incentive Plan prohibits the current payment of dividends or dividend equivalent rights on unearned awards.
•	No Single-Trigger Change in Control Vesting. If awards granted under the 2019 Incentive Plan are assumed by the successor entity in connection with a change in control of the Company, such awards will not automatically vest and pay out upon the change in control.
•	Awards Subject to Clawback Policy. Awards under the 2019 Incentive Plan will be subject to any compensation recoupment policy that the company may adopt from time to time.
•	No Tax Gross-Ups. The 2019 Incentive Plan does not provide for any tax gross-ups.

Key Data Relating to Outstanding Equity Awards and Shares Available

The following table includes information regarding outstanding equity awards and shares available for future awards under the Prior Plan as of March 31, 2019 (and without giving effect to approval of the 2019 Incentive Plan under this Proposal):

	Prior Plan(1)
Total shares underlying outstanding stock options and SARs	0
Weighted-average exercise price of outstanding stock options and SARs	N/A
Weighted-average remaining contractual life of outstanding stock options and SARs	N/A
Total shares underlying outstanding unvested time-based full value awards	705,277
Total shares underlying outstanding unvested performance-based full value awards	1,147,648	(2)
Total shares currently available for grant	483,496	(3)
Common Stock outstanding as of March 31, 2019	25,839,670	(4)
Market price of Common Stock as of March 31, 2019	$12.45
(1)	Includes information regarding all outstanding equity awards and shares available for future awards, which are all under the Prior Plan. As of March 31, 2019, no other predecessor plans have awards outstanding or shares available for future awards.
(2)	Assumes performance-based awards will vest and pay out based on maximum performance levels being achieved.
(3)	Represents the total number of shares available for future awards under the Prior Plan.
(4)	Includes 530,634 shares of unvested restricted stock reflected in the rows above.

Summary of the 2019 Incentive Plan

Purpose. The purpose of the 2019 Incentive Plan is to promote the interests of the company and its stockholders by strengthening the ability of the company to attract, motivate, reward, and retain qualified individuals upon whose judgment, initiative, and efforts the financial success and growth of the business of the company largely depend, and to provide an opportunity for such individuals to acquire stock ownership and other rights that promote and recognize the financial success and growth of the company.

Administration. The 2019 Incentive Plan will be administered by a committee (the “Committee”) of the Board. The Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2019 Incentive Plan; interpret the terms and intent of the 2019 Incentive Plan and any award certificate; and make all other decisions and determinations that may be required under the 2019 Incentive Plan. Unless and until changed by the Board, the Compensation Committee is designated as the Committee to administer the 2019 Incentive Plan.

Eligibility. The 2019 Incentive Plan permits the grant of incentive awards to employees, officers, non-employee directors, and consultants of the company and its affiliates as selected by the Committee. As of March 31, 2019, approximately 1,464 employees and five non-employee directors would be eligible to participate in the 2019 Incentive Plan.

Permissible Awards. The 2019 Incentive Plan authorizes the granting of awards in any of the following forms:

•	market-priced stock options to purchase shares of our common stock (for a term not to exceed 10 years), which may be designated under the Code as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted to officers and employees but not to consultants or non-employee directors);
•	SARs, which give the holder the right to receive the difference (payable in cash or stock, as specified in the award certificate) between the fair market value per share of our common stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date);
•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Committee;

•	stock units, which represent the right to receive shares of common stock (or an equivalent value in cash, as specified in the award certificate) at a designated time in the future, subject to any vesting requirements as may be set by the Committee;
•	performance awards, which represent any award of the types listed above which have a performance-vesting component based on the achievement, or the level of achievement, of one or more performance goals during a specified performance period, as established by the Committee;
•	other stock-based awards that are denominated in, or valued by reference to, shares of our common stock; and
•	cash-based awards, including performance-based annual bonus awards.

Shares Available for Awards. Subject to adjustment in the event of stock splits and similar events, the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the 2019 Incentive Plan is 1,700,000. The number of shares available for issuance under the 2019 Incentive Plan is in addition to the remaining shares available for issuance under the Prior Plan, which, as of the date hereof, was approximately 483,496 shares of common stock.

Share Counting. Shares subject to awards that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason, and shares underlying awards that are ultimately settled in cash, will again be available for future grants of awards under the 2019 Incentive Plan. To the extent that the full number of shares subject to a full-value award is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued shares originally subject to the award will be added back to the plan share reserve. Shares withheld from an award or delivered by a participant to satisfy tax withholding requirements or the exercise price of stock options will again be available for future grants of awards under the 2019 Incentive Plan. For SARs settled in shares, the full number of shares underlying the award (rather than any lesser number based on the net number of shares actually delivered upon exercise) will count against the plan share reserve. The Committee may grant awards under the 2019 Incentive Plan in substitution for awards held by employees of another entity who become employees of the company as a result of a business combination, and such substitute awards will not count against the plan share reserve.

Limitations on Awards. The maximum number of shares of common stock subject to stock options or SARs that may be granted under the 2019 Incentive Plan in any calendar year to any one participant is 500,000 each. The maximum number of shares of common stock underlying awards of restricted stock, restricted stock units and deferred stock units that may be granted under the 2019 Incentive Plan in any calendar year to any one participant, in the aggregate, is 500,000. The maximum amount that may be paid to any one participant with respect to any calendar year for performance awards granted under the 2019 Incentive Plan is $5,000,000 for performance awards payable in cash and 500,000 shares for performance awards payable in shares. For performance awards with multi-year performance periods, the amount of cash or number of shares deemed paid with respect to any one calendar year is the total amount earned for the performance period divided by the number of calendar year periods within the performance period.

Limitation of Non-Employee Director Compensation. The maximum aggregate number of shares subject to awards that may be granted under the 2019 Incentive Plan to any non-employee director in any calendar year is limited to a number that, combined with any cash meeting fees or cash retainers, does not exceed $400,000 in total value, or $500,000 in total value in the case of a non-employee Chairman of the Board or Lead Director.

Minimum Vesting Requirements. Except in the case of substitute awards granted in a business combination, awards granted under the 2019 Incentive Plan will be subject to a minimum vesting period of one year. Notwithstanding the foregoing, the Committee may grant awards without the minimum vesting requirements described above with respect to awards covering 5% or fewer of the total number of shares authorized under the 2019 Incentive Plan.

Treatment of Awards upon a Change in Control. In connection with a change in control:

(A)	upon the occurrence of a change in control of the company in which awards under the 2019 Incentive Plan are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the Committee or the Board:
•	all outstanding options and stock appreciation rights will become fully vested and exercisable, and all time-based vesting restrictions on outstanding awards will lapse; and
•	the payout opportunities attainable under outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the change in control occurs) and the awards will payout on a pro rata basis, based on the time elapsed prior to the change in control.
(B)	upon the occurrence of a change in control of the company in which awards under the 2019 Incentive Plan are assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control, if within two years after the effective date of the change in control, a participant’s employment is terminated without Cause or the participant resigns for Good Reason (as such terms are defined in the 2019 Incentive Plan), then:
•	all of that participant’s outstanding options and stock appreciation rights will become fully vested and exercisable, and all time-based vesting restrictions on that participant’s outstanding awards will lapse; and
•	the payout opportunities attainable under outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs) and the awards will payout on a pro rata basis, based on the time elapsed prior to the date of termination.

Limitations on Transfer; Beneficiaries. A participant may not assign or transfer an award other than by will or the laws of descent and distribution; provided, however, that the Committee may permit other transfers (other than transfers for value). A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Anti-Dilution Adjustments. In the event of a transaction between the company and its stockholders that causes the per-share value of the company’s common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the 2019 Incentive Plan will be adjusted proportionately, and the Committee must make such adjustments to the 2019 Incentive Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of any corporate event or transaction involving the company, such as a merger, consolidation, reorganization, recapitalization, stock split, a stock dividend, spin-off, or a combination or exchange of shares, dividend in kind or other like change in capital structure, the Committee may, in its sole discretion, make such other appropriate adjustments to the terms of any outstanding awards to reflect such changes or distributions and to modify any other terms of outstanding awards.

Termination and Amendment. The Board may, at any time and from time to time, terminate or amend the 2019 Incentive Plan, but if an amendment would constitute a material amendment requiring stockholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to stockholder approval. No termination or amendment of the 2019 Incentive Plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award. Unless sooner terminated, the 2019 Incentive Plan will terminate on the tenth anniversary of its adoption by the Board or, if the stockholders approve an amendment to the 2019 Incentive Plan that increases the number of shares subject to the 2019 Incentive Plan, the tenth anniversary of the date of such approval.

The Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the stockholders, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing. As indicated above under “Termination and Amendment,” outstanding stock options and SARs cannot be repriced, directly or indirectly, without stockholder approval. The exchange of an “underwater” stock option or SAR (i.e., an award having an exercise price in excess of the current market value of the underlying stock) for another award or for a cash payment would be considered an indirect repricing and would, therefore, require stockholder approval.

Clawback Policy. Awards under the 2019 Incentive Plan will be subject to any compensation recoupment policy (sometimes referred to as a “clawback policy”) of the company as adopted from time to time.

Certain U.S. Federal Income Tax Effects

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2019 Incentive Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State and local income tax consequences are not discussed, and may vary from locality to locality.

Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to the company upon the grant of a nonstatutory stock option under the 2019 Incentive Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and the company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There will be no federal income tax consequences to the optionee or to the company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

SARs. A participant receiving a SAR under the 2019 Incentive Plan will not recognize income, and the company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the SAR, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the company will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted or Deferred Stock Units. A participant will not recognize income, and the company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Cash-Based Awards. A participant will not recognize income, and the company will not be allowed a tax deduction, at the time a cash-based award is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and the company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Tax Withholding. The company has the right to deduct or withhold, or require a participant to remit to the company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2019 Incentive Plan.

Benefits to Named Executive Officers and Others

As of March 31, 2019, no awards had been granted under the 2019 Incentive Plan. Awards will be made at the discretion of the Committee or pursuant to delegated authority. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such persons or groups pursuant to the 2019 Incentive Plan in the future.

The Board of Directors unanimously recommends that the stockholders vote FOR the approval of the
Select Interior Concepts, Inc. 2019 Long-Term Incentive Plan.

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal

Based on the recommendation of our Audit Committee, we have retained Grant Thornton LLP (“GT”), as our independent registered public accounting firm for the fiscal year ending December 31, 2019. GT has served as our independent registered public accounting firm since October, 2017.

Although our Bylaws do not require that the stockholders ratify the appointment of GT as our independent registered public accounting firm, we are submitting the appointment of GT to the stockholders for ratification as a matter of good corporate governance. If our stockholders do not ratify the appointment, the Board of Directors and the Audit Committee will reconsider whether or not to retain GT. Even if the appointment is ratified, the Board of Directors and the Audit Committee, in their discretion, may change the appointment at any time during the year if they determine that such a change would be in the best interests of SIC and its stockholders.

A representative of GT is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends that the stockholders vote FOR ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2019.

Fees Paid to Our Independent Registered Public Accounting Firm

GT served as our independent registered public accounting firm for the years ended December 31, 2018 and 2017.

The following table sets forth fees for all professional services rendered by GT for the audit of our financial statements for 2018 and 2017 and fees billed for other services rendered by GT:

Services Rendered by Grant Thornton LLP	2018	2017
Audit Fees(1)	$1,640,566	$1,106,007
Audit Related Fees	$—	$—
Tax Fees	$443,940	$—
All Other Fees	$—	$—
(1)	Includes fees for the audit of our annual financial statements included in our Form 10-K and reviews of the financial statements in our Forms 10-Q, but excluding audit-related fees.

Audit and Non-Audit Services Pre-Approval Policy

Consistent with SEC policies regarding auditor independence, our Audit committee has the responsibility to appoint, set compensation, and to oversee the work of our independent auditor. In recognition of this responsibility, the Audit Committee has established a policy that requires it to pre-approve all audit and permitted non-audit services performed by our independent registered public accounting firm. Pre-approval is generally detailed as to the particular service or category of services and is subject to a specified budget. Management is required to seek pre-approval of services that will exceed the budget or for services that are not detailed in an existing pre-approval. The Chair of the Audit Committee has been delegated the authority to pre-approve certain services between regularly scheduled meetings, with ratification by the Audit Committee at the next regularly scheduled meeting. Management reports quarterly to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All services performed by GT during fiscal years 2018 and 2017 were approved in accordance with this policy.

INFORMATION CONCERNING THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND
THE CORPORATE GOVERNANCE OF THE COMPANY

Generally

Our business is managed by the Company’s employees under the direction and oversight of the Board of Directors. Except for Mr. Johnson, none of our current Board members is an employee of the Company. We keep Board members informed of our business through discussions with management, materials we provide to them, visits to our offices, and facilities, and their participation in Board and Board committee meetings.

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Members of each of these committees are nominated by the Nominating and Corporate Governance Committee and are appointed annually at the meeting of the Board of Directors held following the Annual Meeting of Stockholders. Each of these committees is composed entirely of independent, non-management directors and operates under a charter approved by the Board of Directors which sets out the purposes and responsibilities of the committee. These committees annually renew and, as appropriate, seek revisions of their charters to reflect, among other things, changing regulatory developments. All three of these charters are available for review at our website at www.selectinteriorconcepts.com. The principal responsibilities of these committees are described below.

Corporate Governance Practices and Policies

Our Board of Directors carefully follows the corporate governance requirements of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act, the rules adopted thereunder by the SEC, and the NASDAQ Stock Market Rules. Each of the Board of Directors committees has adopted a charter.

Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to our officers, directors and employees. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote the following:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;
•	full, fair, accurate, timely and understandable disclosure in our communications with and reports to our stockholders, including reports filed with the SEC, and other public communications;
•	compliance with applicable governmental laws, rules and regulations;
•	a professional and respectful work environment, free of discrimination or harassment;
•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and
•	accountability for adherence to the Code of Business Conduct and Ethics.

The Code of Business Conduct and Ethics is publicly available and can be accessed on our website at www.selectinteriorconcepts.com. Copies of our Code of Business Conduct and Ethics are also available, free of charge, by submitting a written request to Select Interior Concepts, Inc. at 400 Galleria Parkway, Suite 1760, Atlanta, GA 30339, Attn: Corporate Secretary. We intend to disclose future amendments to, or waivers from, provisions of our Code of Business Conduct and Ethics on our website in accordance with applicable NASDAQ and the SEC requirements.

Our Board of Directors adopted an Insider Trading Policy in connection with our listing on the NASDAQ hat applies to our directors, officers, employees, and service providers. Among other matters, our Insider Trading Policy:

•	prohibits officers, directors, and other employees, after the adoption of the Insider Trading Policy, from pledging securities of the Company as collateral for loans, except where such persons demonstrate the financial ability to repay the loan without resort to the collateral; and
•	discourages officers, directors, and employees from entering into hedging transactions involving the Company’s stock.

These charters, guidelines, and codes will be reviewed annually and amended as necessary or appropriate in response to changing regulatory requirements and evolving best practices.

Director Independence

The NASDAQ Stock Market Rules require that a majority of the Board of Directors consist of independent, non-management directors. Under such rules, a director is independent if he or she does not have a material relationship with the Company. Our Board annually evaluates each member’s independence status.

The Board of Directors has determined that as of March 26, 2019, the following five (5) of the Company’s six (6) incumbent directors are independent under the NASDAQ Stock Market Rules: Messrs. Smith, McAleenan, Vansant, and Wyard, and Ms. Coster. Mr. Johnson, as a management director, participates in the Board’s activities and provides valuable insight and advice.

Non-management directors have access to individual members of management or to other employees of the Company on a confidential basis. Directors also have access to Company records and files and directors may contact other directors without informing Company management of the purpose or even the fact of such contact.

Audit Committee

Our Board of Directors has established an Audit Committee, which is currently comprised of three independent directors, Donald F. McAleenan, Robert Scott Vansant, and S. Tracy Coster, each of whom is “able to read and understand fundamental financial statements, including our balance sheet, income statement, and cash flow statement,” as required under the rules of the NASDAQ Stock Market. Robert Scott Vansant serves as the chairman of the Audit Committee. The Audit Committee, pursuant to its written charter, among other matters, oversees: (i) our financial reporting, auditing and internal control activities; (ii) the integrity and audits of our financial statements; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent auditors; (v) the performance of our internal audit function and independent auditors; and (vi) our overall risk exposure and management. Duties of the Audit Committee also include:

•	annually review and assess the adequacy of the Audit Committee charter;
•	be responsible for the appointment, retention and termination of our independent auditors and determine the compensation of our independent auditors;
•	review with the independent auditors the plans and results of the audit engagement;
•	evaluate the qualifications, performance and independence of our independent auditors;
•	have sole authority to approve in advance all audit and non-audit services by our independent auditors, the scope and terms thereof, and the fees therefor;
•	review our system of audit and financial accounting controls and the results of internal audits; and
•	meet periodically with management, our chief financial officer or other internal audit staff and our independent auditors in separate executive sessions.

Our Board of Directors has determined that Robert Scott Vansant is an audit committee financial expert, as that term is defined under the rules of the SEC, and has the requisite “financial sophistication” as defined under the rules of the NASDAQ Stock Market. The Audit Committee met seven (7) times during 2018.

Compensation Committee

Our Board of Directors has established a Compensation Committee, which is comprised of three independent directors, Donald F. McAleenan, Robert Scott Vansant, and S. Tracy Coster. Donald F. McAleenan serves as the chairman of the Compensation Committee. The Compensation Committee, pursuant to its written charter, among other matters:

•	administers, reviews, and makes recommendations to our Board of Directors regarding incentive compensation and equity-based plans;
•	reviews all equity compensation plans to be submitted for stockholder approval under the listing standards of the NASDAQ Stock Market, and reviews, in its sole discretion, all equity compensation plans that are exempt from such stockholder approval requirement;

•	annually reviews and approves our corporate goals and objectives with respect to compensation for executive officers and, at least annually, evaluates each executive officer’s performance in light of such goals and objectives to set his or her annual compensation, including salary, bonus and equity and non-equity incentive compensation, subject to approval by our Board of Directors;
•	annually reviews, concurrently with the Nominating and Corporate Governance Committee, the appropriate level of compensation for Board of Director and committee service by non-employee directors; and
•	reviews our incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk-taking, and reviews and discusses, at least annually, the relationship between risk management policies and practices, corporate strategy and our compensation arrangements.

The Compensation Committee has the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive officer compensation. The Compensation Committee met four (4) times during 2018.

Compensation Committee Interlocks and Insider Participation

Messrs. McAleenan and Vansant and Ms. Coster all served as members of the Compensation Committee during the 2018 Fiscal Year. No member of the Compensation Committee is or at any time has been an officer or employee of the Company or any of its subsidiaries. None of our executive officers serves or has served on the compensation committee or the board of directors of another entity which had an executive officer serving on our Compensation Committee.

Nominating and Corporate Governance Committee

Our Board of Directors has established a Nominating and Corporate Governance Committee, which is comprised of three independent directors, Donald F. McAleenan, Robert Scott Vansant, and Brett G. Wyard. Donald F. McAleenan serves as the chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, pursuant to its written charter, among other matters:

•	identifies individuals qualified to become members of our Board of Directors and ensures that our Board of Directors reflects the appropriate balance of knowledge, experience, skills, expertise, diversity and independence;
•	develops, and recommends to our Board of Directors for its approval, qualifications for director candidates and periodically reviews these qualifications with our Board of Directors;
•	develops, recommends and reviews, concurrently with the compensation committee, the appropriate form and level of director compensation;
•	reviews the committee structure of our Board of Directors and recommends directors to serve as members or chairs of each committee of our Board of Directors;
•	reviews and recommends committee slates annually and recommends additional committee members to fill vacancies as needed;
•	reviews management succession, including policies and principles for the selection and performance review of the chief executive officer, as well as policies regarding succession in the event of an emergency or the retirement of the chief executive officer; and
•	oversees the annual evaluations of our Board of Directors and management.

The Nominating and Corporate Governance Committee did not meet in 2018. See “Director Qualifications” and “Our Director Nominating Process” below.

Director Qualifications

The Board of Directors seeks members from diverse personal and professional backgrounds who combine a broad spectrum of experience and expertise. At a minimum, directors should also have an inquisitive and objective perspective, practical wisdom and mature judgment. Directors should also possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interest of the stockholders.

Our Nominating and Corporate Governance Committee takes into account the personal characteristics (e.g., gender, ethnicity and age) and experience (e.g., industry, professional and public service) of current and prospective directors to facilitate Board of Directors deliberations that reflect a broad range of perspectives.

In evaluating a director candidate, it is preferable that directors possess a considerable amount of business management (such as experience as a chief executive officer or chief financial officer) and educational experience. However, the Nominating and Corporate Governance Committee also considers other factors that are in the best interests of the Company and its stockholders, including: experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board of Directors; and any other criteria established by the Board of Directors and any core competencies or technical expertise necessary to staff committees of the Board of Directors. In addition, the Nominating and Corporate Governance Committee assesses whether a candidate possesses the integrity, judgment, knowledge, experience, skills, and expertise that are likely to enhance the Board of Directors’ ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board of Directors to fulfill their duties. Although the Company does not have a formal policy with respect to diversity, the Nominating and Corporate Governance Committee and the Board of Directors as a whole believe that diversity, including gender, race and national origin, education, professional experience, and differences of viewpoints and skills is an important consideration when screening and evaluating candidates for nomination to the Board of Directors. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees and continuing directors.

The Nominating and Corporate Governance Committee believes that it is important that the Board of Directors members have complementary skills that together can best guide the Company to a successful future. In considering whether the nominees meet the requirements necessary to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Nominating and Corporate Governance Committee and the Board of Directors focused on the information provided in the directors’ individual biographies set forth above, as well as their personal knowledge and experience in having worked with one another as members of the Board of Directors. Each nominee brings a strong and unique background and set of skills to the Board of Directors, giving the Board of Directors as a whole competence and experience in a wide variety of areas. Certain individual qualifications and skills of our directors that contribute to the Board of Directors’ effectiveness as a whole are also described under “Proposal 1 – Election of Directors.”

The information provided in Proposal 1 presents information as of the date of this proxy statement about each director nominee. The information presented includes the names of each of the nominees, along with his or her age, all positions held with the Company, term of office as a director, principal occupations or employment for the past five years or more, involvement in certain legal proceedings, if applicable, and the name of all other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition, the information presented also includes a description of the specific experience, qualifications, attributes and skills of each nominee and continuing director that led our Nominating and Corporate Governance Committee to conclude that he or she should serve as a director of the Company for the ensuing term.

Our Director Nominations Process

The Board of Directors is responsible for selecting director candidates. The Board of Directors has delegated the process to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee identifies individuals qualified to become Board of Directors members and recommends such individuals to the Board of Directors for its consideration. While the Nominating and Corporate Governance Committee has the authority to retain a third party to assist in the nomination process, it has not done so to date.

Directors may also be nominated by our stockholders. Eligible stockholders may nominate a candidate for election to the Board of Directors. Those stockholders who wish to submit nominees for election at an annual or special meeting of stockholders should follow the procedure generally described in Stockholder Proposals on page 29 of this proxy statement. The Board of Directors applies the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of the Board of Directors. The Board of Directors does not have a separate policy with regard to the consideration of candidates recommended by stockholders other than the process provided in the nominating resolution.

Board Committee Membership and Meetings

The following table lists our three board committees, the directors who served on them as of the end of 2018 and the number of committee meetings held in 2018:

Name	Audit	Compensation	Nominating and Corporate Governance
Mr. Smith
Mr. Johnson*
Mr. McAleenan	•	C	C
Mr. Vansant	C	•	•
Ms. Coster	•	•
Mr. Wyard			•
2018 Meetings	7	4	0
C	= Chair
•	= Member
*	= Executive Officer/Director

It is the Company’s policy that directors should attend each meeting of the Board of Directors and each meeting of the committees on which they serve. During 2018 the Company’s full Board of Directors met in person three (3) times and six (6) times over telephonic conference calls. Each member of the Board of Directors attended all of the meetings of the Board of Directors and the Board of Directors committees on which the director served and for which they were eligible to participate. In addition to participation at Board of Directors and committee meetings, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the Chairman, the Chief Executive Officer and others regarding matters of interest and concern to the Company. The Company did not have a 2018 Annual Meeting. The Company has no formal policy with regard to the attendance of its directors at its annual meeting of stockholders.

Executive Sessions of the Board

It is the policy of the Company for the independent directors of the Company to meet in executive session following meetings of the Board of Directors. The independent directors may call upon members of management and outside consultants, including auditors and executive compensation consultants to participate in executive sessions. To the extent any specific issues surface or it is appropriate to provide feedback to management following an executive session, one of the independent directors acts as a liaison with the Chairman to convey information or coordinate action with management.

Stockholder Communications

The Board of Directors has established a process for stockholders and other interested parties to communicate with the Board of Directors or to individual members of the Board of Directors. Such communications, whether by letter, e-mail or telephone, should be directed to the Secretary of the Company who will forward them to the intended recipients. However, unsolicited advertisements or invitations to conferences or promotional material, in the discretion of the Secretary or his designee, may not be forwarded to the directors. If the communication is specifically marked as a private communication for the Board of Directors, or for a specific director, the Secretary will not open the correspondence, but will forward it to the addressee. These procedures may change from time to time, and you are encouraged to visit our website for the most current means of contacting our directors.

If a stockholder wishes to communicate to the Chairman of the Audit Committee about a concern relating to the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chairman of the Audit Committee in care of the Company’s Secretary at the Company’s headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern likewise should be submitted in writing to the Chairman of the Audit Committee in care of the Company’s Secretary at the Company’s headquarters address. If the stockholder is unsure as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of the Company’s Secretary. The

Company’s “whistleblower” policy prohibits the Company or any of its employees from retaliating or taking any adverse action against anyone for raising a concern. If a stockholder or employee nonetheless prefers to raise his or her concern in a confidential or anonymous manner, the concern may be directed to the Secretary at the Company’s headquarters or by telephone at (888) 701-4737.

The Board of Directors’ Role in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors administers this oversight function directly, with support from its three standing committees (the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee), each of which will address risks specific to its respective areas of oversight. In particular, the Audit Committee will have the responsibility to consider and discuss our major financial risk exposures and the steps our management takes to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee will also monitor compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. The Compensation Committee will assess and monitor whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The Nominating and Corporate Governance Committee will provide oversight with respect to corporate governance and ethical conduct and will monitor the effectiveness of our corporate governance guidelines, including whether such guidelines are successful in preventing illegal or improper liability-creating conduct.

Board of Directors Leadership Structure

The Board of Directors believes its current leadership structure best serves the objectives of the Board of Directors’ oversight of management, the Board of Directors’ ability to carry out its roles and responsibilities on behalf of SIC’s shareholders, and SIC’s overall corporate governance. The Board of Directors also believes that the separation of the Chairman and CEO roles allows the CEO to focus his time and energy on operating and managing SIC, while leveraging the Chairman’s experience and perspectives. The Board of Directors periodically reviews its leadership structure to determine whether it continues to best serve SIC and its shareholders.

Availability of Corporate Governance Documents

The full text of the Code of Conduct and the charters of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, as well as other documents relating to corporate governance at SIC, are available in the corporate governance section of our website, www.selectinteriorconcepts.com. You may also obtain copies of these materials, free of charge, by sending a written request to Select Interior Concepts, Inc. at 400 Galleria Parkway, Suite 1760, Atlanta, GA 30339, Attn: Corporate Secretary.

Director Compensation

Pursuant to our compensation program for our non-employee directors, in fiscal year 2018, each of our non-employee directors was paid an annual cash retainer of $40,000. An additional annual cash retainer of $20,000 was paid to the chairman of our Board of Directors and each chairman of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. An additional annual cash retainer of $10,000 was paid to each non-chairman member of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. In addition, Ms. Coster received a grant of restricted stock in 2018 with a grant date value of $25,000, which vests in equal annual installments over three years, subject to Ms. Coster’s continued service on our Board of Directors.

The following table sets forth information concerning the compensation of our non-employee directors during the fiscal year ended December 31, 2018.

Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)	Total ($)
S. Tracy Coster(2)	15,000	25,000	40,000
Donald F. McAleenan	90,000	—	90,000
Robert Scott Vansant	80,000	—	80,000
Brett G. Wyard	50,000	—	50,000
Christopher Zugaro(3)	60,000	—	60,000
(1)	Represents the approximate grant date fair value of 1,818 shares of restricted stock computed in accordance with FASB ASC Topic 718.
(2)	Ms. Coster was appointed to the Board of Directors on August 13, 2018.
(3)	Mr. Zugaro resigned from the Board of Directors on February 6, 2019.

We also reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including, without limitation, travel expenses in connection with their attendance in-person at board and committee meetings.

Directors who are employees do not receive any compensation for their services as directors.

Executive Officers of the Company

We have five executive officers, Tyrone Johnson, Nadeem Moiz, Kendall R. Hoyd, Sunil Palakodati and Shawn Baldwin. Information as to Mr. Johnson is provided above.

NADEEM MOIZ, Age 48, became Chief Financial Officer of SIC on August 17, 2018. Prior to joining SIC, Nadeem was the Executive Vice President and Chief Financial Officer for Superior Industries International, Inc., one of the largest publicly listed global aluminum wheel suppliers for OEMs. Prior to Superior Industries, Mr. Moiz served as Chief Financial Officer of DCLI, a leading intermodal equipment solutions provider. Mr. Moiz holds a Bachelor of Science degree in Accounting from the University of Florida and a Masters of Business Administration in Finance from Florida A&M University. Mr. Moiz is a Certified Public Accountant and Certified Global Management Accountant.

KENDALL R. HOYD, Age 56, became President of SIC’s wholly-owned subsidiary doing business as Residential Design Services (“RDS”) in August 2018. Prior to this, Mr. Hoyd was named CFO of SIC upon its formation in November 2017 and served in that capacity until the appointment of Mr. Moiz as CFO in August 2018. Prior to joining SIC, Mr. Hoyd served as CFO of RDS in 2015 and was then appointed to Chief Operating Officer in 2017. Prior to joining RDS, Mr. Hoyd was CFO of Trussway Holdings, Inc., a private-equity owned truss manufacturer from 2009 to 2014. Mr. Hoyd received a Bachelor of Business Administration degree in Finance from Boise State University and is a Chartered Financial Analyst.

SUNIL PALAKODATI, Age 46, became President of SIC’s wholly-owned subsidiary doing business as Architectural Surfaces Group (“ASG”) on November 22, 2017. Prior to joining ASG in August of 2016, Mr. Palakodati served as President of Agile Business Corporation, a consumer goods company based in India. Prior to working at Agile Business Corporation, Mr. Palakodati worked at Masco Corporation from May 2009 through July 2015 where, in his last role there, he served as an Executive Vice President. Mr. Palakodati received a Bachelor of Engineering degree from Bangalore University, a Master of Science degree in Technology from Pittsburg State University and a Master of Business Administration degree from the University of Michigan.

SHAWN K. BALDWIN, Age 47, became General Counsel of SIC on October 22, 2018 and Corporate Secretary of SIC on November 8, 2018. Prior to joining SIC, Mr. Baldwin served as Senior Vice President of International Legal at Equifax, Inc. Before joining the International Legal department at Equifax, Mr. Baldwin served as Vice President M&A and Technology transactions. Before joining Equifax, Mr. Baldwin served as a Partner at Seyfarth Shaw, LLP and a Partner at Alston and Bird, LLP. Mr Baldwin holds a Bachelor of Science degree in Mathematics from Atlantic Union College and his Juris Doctor from the University of Pennsylvania School of Law.

EXECUTIVE COMPENSATION

Executive Compensation

Summary Compensation Table

The following table summarizes information regarding the compensation awarded to, earned by, or paid to our named executive officers (Tyrone Johnson, our Chief Executive Officer, Kendall R. Hoyd, President – RDS, and Sunil Palakodati, President – ASG) in fiscal years 2018 and 2017.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		All Other Compensation ($)		Total ($)
Tyrone Johnson Chief Executive Officer	2018	492,308		334,800	(4)	—		24,367	(11)	851,475
	2017	334,615	(1)	171,000	(5)	6,801,288	(8)	8,475		7,315,378

Kendall R. Hoyd President – RDS	2018	340,000		214,900	(4)	—		8,250	(12)	563,150
	2017	273,269	(2)	141,000	(6)	4,190,256	(9)	6,900		4,611,425

Sunil Palakodati President – ASG	2018	375,000		93,200	(4)	—		5,370	(12)	473,570
	2017	306,000	(3)	134,784	(7)	2,619,224	(10)	2,546		3,062,554
(1)	Mr. Tyrone Johnson began serving as our Chief Executive Officer on November 22, 2017, and immediately prior to serving as our Chief Executive Officer, Mr. Johnson served as the chief executive officer of RDS, one of our operating subsidiaries. Salary received by Mr. Johnson in 2017 consists of (i) $296,396, a pro-rated amount based on his annual base salary of $350,000 during his employment with RDS, and (ii) $38,219, a pro-rated amount based on his annual base salary of $450,000 under his employment agreement with us.
(2)	Mr. Kendall R. Hoyd began serving as our President – RDS on August 17, 2018. Immediately prior to serving as our President – RDS, Mr. Hoyd served as our Chief Financial Officer from November 22, 2017 to August 17, 2018, and immediately prior to serving as our Chief Financial Officer, Mr. Hoyd served as the chief financial officer of RDS from January 2017 to April 2017, and served as the chief operating officer of RDS from May 2017 to November 2017. Salary received by Mr. Hoyd in 2017 consists of (i) $243,461, a pro-rated amount based on his weighted average annual base salary of approximately $266,000 during his employment with RDS, and (ii) $29,808, a pro-rated amount based on his annual base salary of $340,000 under his employment agreement with us.
(3)	Mr. Sunil Palakodati began serving as the President—ASG on November 22, 2017, and immediately prior to serving as the President—ASG, Mr. Palakodati served as the chief executive officer of ASG, one of our operating subsidiaries. Salary received by Mr. Palakodati in 2017 consists of (i) $274,151, a pro-rated amount based on his weighted average annual base salary of approximately of $297,000 during his employment with ASG, and (ii) $31,849, a pro-rated amount based on his annual base salary of $375,000 under his employment agreement with us.
(4)	Amounts reflect discretionary bonuses earned pursuant to our annual cash bonus program described below.
(5)	Bonus earned by Mr. Johnson in 2017 was in connection with his employment with us and RDS.
(6)	Bonus earned by Mr. Hoyd in 2017 was in connection with his employment with us and RDS.
(7)	Bonus earned by Mr. Palakodati in 2017 was in connection with his employment with us and ASG.
(8)	Represents the grant date fair value, computed in accordance with FASB ASC Topic 718, of (i) an award of 508,649.12 Class B Units of RDS granted to Mr. Johnson in connection with his employment with RDS, including taxes withheld by RDS in connection with such award grant, (ii) an award of 160,092 shares of our restricted stock, subject to time- and performance-based vesting criteria, granted to Mr. Johnson under our 2017 Incentive Compensation Plan in connection with his employment with us, and (iii) an award of our phantom stock with respect to 160,092 shares of our common stock, to be settled in cash, subject to performance-based vesting criteria, granted to Mr. Johnson under our 2017 Incentive Compensation Plan in connection with his employment with us. Approximately 80% of these equity awards were forfeited because the Company did not achieve its Adjusted EBITDA goal for fiscal year 2018. For additional information regarding the awards of restricted stock and phantom stock, see “Narrative to Summary Compensation Table” and “Outstanding Equity Awards at December 31, 2018.”
(9)	Represents the grant date fair value, computed in accordance with FASB ASC Topic 718, of (i) an award of 324,008.16 Class B Units of RDS granted to Mr. Hoyd in connection with his employment with RDS, including taxes withheld by RDS in connection with such award grant, (ii) an award of 96,055 shares of our restricted stock, subject to time- and performance-based vesting criteria, granted to Mr. Hoyd under our 2017 Incentive Compensation Plan in connection with his employment with us, and (iii) an award of our phantom stock with respect to 96,055 shares of our common stock, to be settled in cash, subject to performance-based vesting criteria, granted to Mr. Hoyd under our 2017 Incentive Compensation Plan in connection with his employment with us. Approximately 80% of these equity awards were forfeited because the Company did not achieve its Adjusted EBITDA goal for fiscal year 2018. For additional information regarding the awards of restricted stock and phantom stock, see “Narrative to Summary Compensation Table” and “Outstanding Equity Awards at December 31, 2018.”
(10)	Represents the grant date fair value, computed in accordance with FASB ASC Topic 718, of (i) an award of 213,162.95 Class C Units of ASG granted to Mr. Palakodati in connection with his employment with ASG, (ii) an award of 96,055 shares of our restricted stock, subject to time- and performance-based vesting criteria, granted to Mr. Palakodati under our 2017 Incentive Compensation Plan in connection with his employment with us, and (iii) an award of our phantom stock with respect to 96,055 shares of our common stock, to be settled in cash, subject to performance-based vesting criteria, granted to Mr. Palakodati under our 2017 Incentive Compensation Plan in connection with his employment with us. Approximately 80% of these equity awards were forfeited because the Company did not achieve its Adjusted EBITDA goal for fiscal year 2018. For additional information regarding the awards of restricted stock and phantom stock, see “Narrative to Summary Compensation Table” and “Outstanding Equity Awards at December 31, 2018.”

(11)	Represents Company contributions to Mr. Johnson’s account under our 401(k) plan and lease payments on a company-provided automobile.
(12)	Represents Company contributions to named executive’s account under our 401(k) plan.

Narrative to Summary Compensation Table

We believe that the primary goal of executive compensation is to align the interests of our executive officers with those of our stockholders in a way that allows us to attract and retain the best executive talent. We have adopted compensation policies with respect to, among other things, setting base salaries, awarding bonuses and making future grants of equity awards to our executive officers. Our compensation committee has designed a compensation program that rewards, among other things, favorable stockholder returns, stock appreciation, our Company’s competitive position within the building products supply and services industry, and each executive officer’s long-term contributions to our Company.

The compensation incentives designed to further these goals take the form of annual cash compensation and equity and equity-based awards, as well as long-term cash and/or equity and equity-based incentives measured by company and/or individual performance targets that are established by our compensation committee.

Named Executive Officer Compensation

Our named executive officers for fiscal year 2018 were Tyrone Johnson, Kendall R. Hoyd, and Sunil Palakodati. The following is a summary of the elements of our compensation arrangements paid to our named executive officers for fiscal year 2018.

Annual Base Salary. Base salary is designed to compensate our named executive officers at a fixed level of compensation that serves as a retention tool throughout the executive’s tenure. In determining base salaries, our compensation committee considers each executive’s role and responsibility, unique skills, future potential with us, salary levels for similar positions in our market and internal pay equity.

Annual Cash Bonus. Annual cash bonuses are designed to incentivize our named executive officers at a variable level of compensation based on our Company’s performance as well as the executive’s individual performance. In connection with our annual cash bonus program, our compensation committee determines annual performance criteria that are flexible and that change with the needs of our business. Our annual cash bonus program is designed to reward the achievement of specific financial and operational objectives. For fiscal year 2018, our compensation committee determined the annual cash bonus for each of our named executive officers after consideration of our Company’s performance in fiscal year 2018, including the performance of our business units and individual performance. Seventy-five percent (75%) of the annual cash bonus for each of our named executive officers was based on adjusted EBITDA performance of the Company and our business units relative to previously established goals approved by the compensation committee, with the remaining twenty-five percent (25%) based on individual performance against key performance goals.

Equity and Equity-Based Awards. Time- and/or performance-based equity and cash-settled equity-based awards are designed to focus and reward our named executive officers on our long-term goals and enhance stockholder value.

In November 2017, we granted performance-based restricted stock awards and performance-based phantom stock awards to our named executive officers to provide incentive for performance and a retention element to their overall compensation. In determining to grant such awards, our compensation committee took into account individual contributions and our overall financial performance, as well as the successful completion of the private offering and private placement in November 2017, and RDS’ and ASG’s financial and operational performance and growth. We did not grant any equity or equity-based awards to our named executive officers in fiscal year 2018.

Approximately 20% of the equity awards granted in 2017 were earned based on the Company’s achievement of its Adjusted EDITDA goal for the fourth quarter of 2017, a portion of which vested and paid out in 2018, and a portion of which remains subject to time-based vesting conditions. The outstanding awards that remain subject to vesting conditions are reflected in the Outstanding Equity Awards at December 31, 2018 table below. Approximately 80% of the equity awards granted in 2017 were forfeited because the Company did not achieve its Adjusted EBITDA goal for fiscal year 2018.

Retirement Savings Opportunities. All of our employees are eligible to participate in a defined contribution retirement plan (which we refer to as a “401(k) plan”). We provide this 401(k) plan to help our employees save some amount of their cash compensation for retirement in a tax efficient manner. Under the 401(k) plan, employees are eligible to defer a portion of their base salary, and we, at our discretion, may make a matching contribution and/or a profit sharing contribution on their behalf.

Health and Welfare Benefits. We provide to all of our full-time employees a competitive benefits package, which includes health and welfare benefits, such as medical, dental, disability and life insurance benefits. The programs under which these benefits are offered are available to all of our full-time employees.

Severance. Under their employment agreements, each of our named executive officers is entitled to receive severance payments under certain circumstances in the event that his employment is terminated. Severance payments are designed to protect and compensate them under those circumstances. The circumstances and payments are described in more detail below under “—Employment Agreements—Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at December 31, 2018

	Stock Awards
Name	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)
Tyrone Johnson(1)	21,345	160,514
Kendall R. Hoyd(2)	12,807	96,309
Sunil Palakodati(2)	12,807	96,309
(1)	Represents shares of restricted stock granted on November 22, 2017 that will vest 50% on November 22, 2019 and 50% on November 22, 2021, subject to continued employment with us.
(2)	Value is calculated by multiplying the total number of shares of restricted stock by $7.52, the closing price of our common stock on December 31, 2018.

Employment Agreements

We have entered into an employment agreement with Tyrone Johnson, our Chief Executive Officer, dated as of November 22, 2017, as amended of May 1, 2018. We have also entered into employment agreements with Kendall R. Hoyd, President – RDS, and Sunil Palakodati, President – President ASG, each dated as of November 22, 2017, and amended as of August 17, 2018. Each of the employment agreements has an initial term of three years, and provides for automatic one-year extensions after the expiration of the initial term, unless either party provides the other with at least 90 days’ prior written notice of non-renewal. Each of the employment agreements requires Messrs. Johnson, Hoyd and Palakodati, respectively, to dedicate his full business time and attention to the affairs of our Company.

Each of the employment agreements, as amended, also provides for, among other things:

•	an initial annual base salary of $500,000, $340,000, and $375,000 for Messrs. Johnson, Hoyd and Palakodati, respectively, subject to future increases from time to time at the discretion of the compensation committee of our board of directors;
•	eligibility for annual cash performance bonuses, with a target amount equal to 100%, 75% and 75% of annual base salary for Messrs. Johnson, Hoyd and Palakodati, respectively, based on the satisfaction and performance of discretionary goals to be established by the compensation committee, subject to annual review for possible increases;
•	participation in our 2017 Incentive Compensation Plan and any subsequent equity incentive plans approved by our board of directors; and
•	participation in any employee benefit plans and programs that are maintained from time to time for our senior executive officers.

Potential Payments Upon Termination or Change in Control; Severance

We may terminate Messrs. Johnson’s, Hoyd’s and Palakodati’s employment at any time with or without “cause” (as defined in the employment agreement), and the executive may terminate his employment at any time with or without “good reason” (as defined in the employment agreement). If we terminate the executive’s employment for cause, if the executive resigns without good reason, or if the executive is terminated due to death or disability, the executive will only be entitled to receive any earned but unpaid annual base salary, reimbursement of expenses incurred prior to the date of termination, accrued but unused vacation and any other benefits that have been vested or which the executive is eligible to receive prior to the date of termination. In addition, any outstanding awards granted to such executive under our 2017 Incentive Compensation Plan will be paid in accordance with their terms.

If we terminate Messrs. Johnson’s, Hoyd’s and Palakodati’s employment without cause or if the executive terminates his employment for good reason, the executive will be entitled to the following severance benefits:

•	any earned but unpaid annual base salary, reimbursement of expenses incurred prior to the date of termination, any accrued but unused vacation, and any benefits that have vested or which the executive is eligible to receive prior to the date of termination;
•	for 12 months after the date of termination, an additional monthly cash amount equal to the amount we would have paid for the executive’s share of the premiums for the coverage of the executive and the executive’s dependents under our medical plan as if the executive’s employment had not terminated;
•	a lump sum cash payment in an amount equal to the sum of (i) the executive’s annual base salary, and (ii) a payment in lieu of the annual bonus for the fiscal year in which the executive’s employment was terminated equal to the amount of the annual bonus that would have become payable for that fiscal year if employment had not been terminated, based on performance actually achieved that year (determined by our board of directors following completion of the performance year), multiplied by a fraction, the numerator of which is the number of days the executive was employed in the fiscal year of termination and the denominator of which is the total number of days in the fiscal year; and
•	all outstanding and then unvested equity awards granted to the executive under our 2017 Incentive Compensation Plan or any subsequent equity incentive plan approved by our board of directors will be modified to reflect an additional one year of vesting.

Each of the employment agreements also provides that if the termination occurs within the 12-month period following a “change in control” (as defined in the employment agreement), then, in lieu of the severance benefits provided for in connection with a termination without cause or for good reason, the executive will be entitled to the following severance benefits:

•	any earned but unpaid annual base salary, reimbursement of expenses incurred prior to the date of termination, any accrued but unused vacation, and any benefits that have vested or which the executive is eligible to receive prior to the date of termination;
•	for 12 months after the date of termination, an additional monthly cash amount equal to the amount we would have paid for the executive’s share of the premiums for the coverage of the executive and the executive’s dependents under our medical plan as if the executive’s employment had not terminated;
•	a lump sum cash payment in an amount equal to the sum of (i) the executive’s annual base salary, and (ii) a payment in lieu of the annual bonus for the fiscal year in which the executive’s employment was terminated equal to the amount of the annual bonus that would have become payable for that fiscal year if employment had not been terminated, based on performance actually achieved that year (determined by our board of directors following completion of the performance year), multiplied by a fraction, the numerator of which is the number of days the executive was employed in the fiscal year of termination and the denominator of which is the total number of days in the fiscal year;
•	a lump sum cash payment in an amount equal to the sum of (i) the executive’s annual base salary, and (ii) target bonus (75% of annual base salary for Messrs. Hoyd and Palakodati, and 100% of annual base salary for Mr. Johnson), for the fiscal year in which the executive’s employment was terminated; and
•	all outstanding and then unvested equity awards granted to the executive under our 2017 Incentive Compensation Plan or any subsequent equity incentive plan approved by our board of directors will become immediately fully vested.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our outstanding shares of Class A common stock as of March 31, 2019 by: (a) each person known by us to beneficially own 5% or more of our shares of Class A common stock, (b) each of our directors and each of our Named Executive Officers, and (c) all of our directors and executive officers as a group. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all of the Class A common stock owned by them.

	Current Beneficial Ownership
Name of Beneficial Owner	Number of Shares(1)	Percent of Class(2)
Directors and Named Executive Officers
Tyrone Johnson	147,769	*
Kendall R. Hoyd	85,566	*
Sunil Palakodati	173,465	*
J. David Smith	3,500	*
Donald McAleenan	4,083	*
Robert Scott Vansant	2,083	*
S. Tracy Coster	1,818	*
Brett Wyard(3)	—	*

Directors and executive officers as a group (10 persons)	578,284	2.2%

Other Beneficial Holders
Trive Capital Group(4)	2,169,485	8.4%
Anchorage Capital Master Offshore, Ltd.(5)	2,057,625	8.0%
B. Riley FBR, Inc.(6)	3,061,687	11.8%
Gateway Securities Holdings, LLC(7)	4,036,439	15.6%
ADW Capital Partners, L.P.(8)	2,514,900	9.7%
American Financial Group, Inc.(9)	1,563,012	6.0%
*	Less than 1%.
(1)	For purposes of this table, a person is deemed to be the beneficial owner of a security if he or she (a) has or shares voting power or dispositive power with respect to such security, or (b) has the right to acquire such ownership within 60 days. “Voting power” is the power to vote or direct the voting of shares, and “dispositive power” is the power to dispose or direct the disposition of shares, irrespective of any economic interest in such shares. Includes shares of restricted stock granted under the Company’s 2017 Incentive Compensation Plan.
(2)	In calculating the percentage ownership for a given individual or group, the number of common shares outstanding includes unissued shares subject to options, warrants, rights or conversion privileges exercisable by such person or group within 60 days held by such individual or group, but are not deemed outstanding by for purposes of calculating percentages for any other person or group.
(3)	Does not include 4,036,439 shares of common stock beneficially owned by Gateway Securities Holdings, LLC and its affiliates. Mr. Wyard is a managing partner of each of the general partner of Solace Capital and of Solace GP (as those terms are defined in footnote 7 below). Mr. Wyard has been designated to serve on our Board of Directors by Gateway Securities Holdings, LLC pursuant to that certain Board Designee Agreement described under “RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE – Board Designee Agreement.”
(4)	Includes 987,134 shares of our Class A Common Stock directly held by Trive Capital Fund I LP (which we refer to as “Trive Fund I”). Trive Capital Fund I GP LLC (which we refer to as “Fund I GP”) is the general partner of Trive Fund I and has voting control over Trive Holdings is the sole member and sole managing member of Fund I GP and has voting control over Fund I GP. Each of Messrs. Conner Searcy and Christopher Zugaro, as a manager of Trive Holdings, has shared voting and investment power over Trive Capital Holdings LLC (“Trive Holdings”). As a result of the foregoing, each of Mr. Searcy, Mr. Zugaro, Trive Holdings, and Fund I GP may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities directly held by Trive Fund I.

Includes 1,091,986 shares of our Class A Common Stock directly held by Trive Capital Fund I (Offshore) LP (which we refer to as “Trive Offshore Fund”). Trive Capital Fund I GP Offshore LLC (which we refer to as “Offshore Fund GP”) is the general partner of Trive Offshore Fund and has voting control over Trive Offshore Fund. Fund I GP is the sole member and sole managing member of Offshore Fund GP and has voting control over Offshore Fund GP. Trive Holdings is the sole member and sole managing member of Fund I GP and has voting control over Fund I GP. Each of Messrs. Searcy and Zugaro, as a manager of Trive Holdings, has shared voting and investment power over Trive Holdings. As a result of the foregoing, each of Mr. Searcy, Mr. Zugaro, Trive Holdings, Fund I GP, and Offshore Fund GP may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities directly held by Trive Offshore Fund.

Includes 90,365 shares of our Class A Common Stock directly held by Trive Affiliated Coinvestors I LP (which we refer to as “Trive Coinvestors Fund”). Trive Affiliated Coinvestors I GP LLC (which we refer to as “Coinvestors Fund GP”) is the general partner of Trive

Coinvestors Fund and has voting control over Trive Coinvestors Fund. Trive Holdings is the sole member and sole managing member of Coinvestors Fund GP and has voting control over Coinvestors Fund GP. Each of Messrs. Searcy and Zugaro, as a manager of Trive Holdings, has shared voting and investment power over Trive Holdings. As a result of the foregoing, each of Mr. Searcy, Mr. Zugaro, Trive Holdings, and Coinvestors Fund GP may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities directly held by Trive Coinvestors Fund.

The address of each of Mr. Searcy, Mr. Zugaro, Trive Holdings, Fund I GP, Offshore Fund GP, Coinvestors Fund GP, Trive Fund I, Trive Offshore Fund, and Trive Coinvestors Fund is 2021 McKinney Avenue, Suite 1200, Dallas, TX 75201. The information in this footnote and the ownership information for Trive Capital Group in the table above is based on a Schedule 13G filed by Trive Holdings and Messrs. Zugaro and Searcy on January 25, 2019, reporting beneficial ownership of our Class A common stock as of December 31, 2018.

(5)	According to a Schedule 13G filed by Anchorage Capital Group, L.L.C. (which we refer to as “Anchorage”) on February 14, 2019, reporting beneficial ownership of our Class A common stock as of December 31, 2018. Represents the number of shares of our Class A Common Stock owned by Anchorage Capital Master Offshore, Ltd. (which we refer to as “Anchorage Offshore”). Anchorage Advisors Management, L.L.C. is the sole managing member of Anchorage, which in turn is the investment manager of Anchorage Offshore. Mr. Kevin Ulrich is the Chief Executive Officer of Anchorage and the senior managing member of Anchorage Advisors Management, L.L.C. As such, each of the foregoing persons have shared voting and investment power over the shares of Class A Common Stock held by Anchorage Offshore. The address for all of the foregoing persons is 610 Broadway, 6th Floor, New York, NY 10012.
(6)	According to a Schedule 13G/A filed by B. Riley Financial, Inc., et. al on January 24, 2019, reporting beneficial ownership of our Class A common stock as of December 31, 2018. Represents 2,757,793 shares of our Class A Common Stock owned by B. Riley FBR, Inc., and 303,894 shares of our Class A Common Stock owned by BRC Partners Opportunity Fund, LP. B. Riley Capital Management, LLC, is an investment advisor to B. Riley Partners Opportunity Fund, L.P. BRC Partners Management GP, LLC is the general partner of B. Riley Partners Opportunity Fund, L.P. As such, B. Riley Capital Management, LLC and BRC Partners Management GP, LLC have shared voting and investment power over the shares of Class A Common Stock owned by BRC Partners Opportunity Fund, LP. B. Riley Capital Management, LLC and BRC Partners Management GP, LLC each disclaims beneficial ownership of the shares of Class A Common Stock owned by BRC Partners Opportunity Fund, LP, except for any pecuniary interests therein. The address for each of the foregoing persons other than B. Riley Financial, Inc. is 11100 Santa Monica Blvd., Suite 800, Los Angeles, CA 90025. The address for B. Riley Financial, Inc. is 21255 Burbank Blvd. Suite 400, Woodland Hills, CA 91367.
(7)	According to a Schedule 13D/A filed on October 5, 2018 by Solace Capital Partners, L.P. (which we refer to as “Solace Capital”), Gateway Securities Holdings’ ownership represents the number of shares of our Class A Common Stock owned by Gateway Securities Holdings, LLC (which we refer to as the “Solace Fund”). Solace General Partner, LLC (which we refer to as “Solace GP”) is the general partner of, and Solace Capital is the investment manager of, Solace Capital Special Situations Fund, L.P. (which we refer to as “Solace Special Situations”), which is the 100% owner of the Solace Fund. Each of Solace GP and Solace Capital has shared voting and investment power over the shares of Class A Common Stock held by the Solace Fund. Each of Solace GP and Solace Capital disclaims beneficial ownership of the shares of the Class A Common Stock held by the Solace Fund, except to the extent of its pecuniary interest. Mr. Brett Wyard is a managing partner of each of Solace GP and Solace Capital Partners, LLC, the general partner of Solace Capital, and disclaims beneficial ownership of the shares of Class A Common Stock held by the Solace Fund. The mailing address of each of Solace GP, Solace Capital, Solace Special Situations, the Solace Fund, and Mr. Wyard is 11111 Santa Monica Boulevard, Suite 1275, Los Angeles, CA 90025.
(8)	According to a Schedule 13D filed by ADW Capital Partners, L.P. (which we refer to as “ADW Limited Partnership”) on March 22, 2019, reporting beneficial ownership of our Class A common stock as of March 22, 2019. Represents the number of shares of our Class A Common Stock owned by ADW Limited Partnership. ADW Capital Management, LLC (which we refer to as “ADW Management”) is the general partner and investment manager of ADW Limited Partnership. Mr. Adam D. Wyden is the sole manager of ADW Capital Management, LLC. As such, each of the foregoing persons have shared voting and investment power over the shares of Class A Common Stock held by ADW Limited Partnership. The address of the principal business office of each of the foregoing persons is 1133 Broadway, Suite 719, New York, New York 10010.
(9)	According to a Schedule 13G filed by American Financial Group, Inc. on January 25, 2019, reporting beneficial ownership of our Class A common stock as of December 31, 2018. The address of American Financial Group, Inc. is Great American Insurance Group Tower, 301 East Fourth Street, Cincinnati, Ohio 45202.

REPORT OF AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process and the independent audit of the annual consolidated financial statements on behalf of the Board of Directors. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter at least annually.

The Company, acting through its management and Board of Directors, has the primary responsibility for the financial statements and reporting process, including the system of internal accounting controls. Management of the Company is responsible for the preparation, presentation, and integrity of the Company’s financial statements, the financial reporting process, and internal controls.

Grant Thornton LLP, an independent registered public accounting firm engaged by the Company (“GT”), is responsible for auditing the Company’s annual financial statements and expressing its opinion thereon in accordance with auditing standards and accounting principles generally accepted in the United States of America.

In addition, the members of the Audit Committee reviewed, and the chairman of the committee discussed with management and GT the Company’s independent registered public accounting firm), the interim financial information contained in each quarterly earnings release and Form 10-Q prior to the release of such information to the public.

The Audit Committee met seven (7) times during 2018. In performing its oversight function, the Audit Committee reviewed the audited financial statements with the Company’s management, including a discussion of the quality, not merely the acceptability, of the accounting principles used, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Audit Committee also has reviewed with GT its judgments as to the quality and the acceptability of the Company’s accounting principles. Management and GT have advised the Audit Committee that the Company’s consolidated financial statements were fairly stated in accordance with generally accepted accounting principles. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect, and amended by Statement on Auditing Standards No. 89 (Audit Adjustments) and Statement on Auditing Standards No. 90 (Audit Committee Communications).

In addition, the Audit Committee has received the written disclosures and the letter from GT required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has reviewed, evaluated, and discussed with that firm its independence from the Company.

In fiscal 2018, all of the audit fees, audit related fees and tax fees were approved either by the Audit Committee or its designee. The Audit Committee has considered whether the provision of non-audit services by the Company’s independent registered public accounting firm is compatible with maintaining auditor independence and believes that the provision of such services is compatible. Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, the terms of the engagement of GT are subject to the specific pre-approval of the Audit Committee. All audit and permitted non-audit services to be performed by GT require pre-approval by the Audit Committee in accordance with pre-approved procedures established by the Audit Committee. The procedures require all proposed engagements of GT for services of any kind to be directed to the Company’s Chief Financial Officer and then submitted for approval to the Audit Committee prior to the beginning of any services. Following its consideration of all such factors, the Audit Committee has concluded that the independent registered public accountants are independent from the Company and its management.

Further, the Audit Committee discussed with GT the overall scope and plans for their respective audits. The Audit Committee conferred with GT, with and without management present, to discuss the results of their examinations, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company, as of and for the year ended December 31, 2018, with management, its internal auditors, and GT.

Based upon the reviews and discussions with management and GT referred to above, in reliance on management and GT, and subject to the limitations of the role of the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the inclusion of the audited financial statements of the Company in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the Securities and Exchange Commission. The Audit Committee also has approved, and is recommending stockholder approval and ratification of, the appointment of GT to audit the Company’s financial statements for its 2019 fiscal year.

This report has been submitted by the Audit Committee:

Respectfully submitted,

The Members of the Audit Committee
Robert Scott Vansant
S. Tracy Coster
Donald McAleenan

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding securities authorized for issuance under the Company’s 2017 Incentive Compensation Plan as of December 31, 2018.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	0	(1)		—	1,385,684	(2)

Equity compensation plans not approved by security holders	—			—	—

Total	0		$		1,385,684
(1)	Does not include outstanding restricted stock awards.
(2)	All of these shares are available for issuance pursuant to grants of full-value stock awards.

RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Under the Company’s Policy and Procedures with Respect to Related Person Transactions, and consistent with NASDAQ rules, any material potential or actual conflict of interest or transaction between the Company and any ”related person“ of the Company must be reviewed and approved by the Audit Committee. SEC rules define a “related person” of the Company as any director (or nominee), executive officer, 5%-or-greater shareholder or immediate family member of any of these persons.

Information Technology and Process Re-Engineering Consulting Fees Paid to Sharpen Business Analytics

Sharpen Business Analytics, a company solely owned by Sharon Hoyd, who is the spouse of Kendall R. Hoyd, our Chief Financial Officer, provides accounting, financial reporting, information technology, software development, and process re-engineering consulting services to RDS pursuant to a consulting agreement, dated as of March 1, 2015. The total amount of fees paid to Sharpen Business Analytics under this consulting agreement during 2018 was $203,414.

Board Designee Agreement

On December 15, 2017, we entered into a board designee agreement with Gateway Securities Holdings, LLC (which we refer to as the “Solace Fund”). Under this board designee agreement, the Solace Fund has the right to nominate one director to serve on our Board of Directors until the earliest to occur of (i) the Solace Fund and its affiliates having sold or otherwise transferred 50% or more of the 3,500,000 shares of our common stock held by them at the time thereof (taking into account any stock splits, stock dividends or similar events), (ii) the Solace Fund and its affiliates failing to beneficially own on a fully diluted basis at least 6.5% of our outstanding common stock, (iii) the Solace Fund’s nominee being removed from our Board of Directors for cause (as defined in the board designee agreement), (iv) the Solace Fund’s nominee having breached the board designee agreement or any of his or her fiduciary duties to our Company and our stockholders, and (v) the Solace Fund’s nominee not being elected or re-elected to our Board of Directors at any meeting of our stockholders. The Solace Fund has currently designated Brett G. Wyard to serve on our board of directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the Securities and Exchange Commission reports of securities ownership on Form 3 and changes in such ownership on Forms 4 and 5. Officers, directors and more than ten percent beneficial owners also are required by rules promulgated by the Securities and Exchange Commission to furnish the Company with copies of all such Section 16(a) reports that they file. Based solely upon a review of the copies of Forms 3, 4, and 5 furnished to the Company or representations by certain executive officers and directors that no such reports were required for them, the Company believes that, during 2018 all of the Company's directors, officers and more than ten-percent beneficial owners filed all such reports on a timely basis.

OTHER MATTERS

At the time of the preparation of this proxy sheet, the Board of Directors has not been informed of any other matters to be brought before the Annual Meeting other than those proposals specifically set forth in the Notice of Annual Meeting and referred to herein. If you execute the enclosed proxy and any other business should come before the meeting, we expect that the persons named in the enclosed proxy will vote your shares in accordance with their best judgment on that matter.

STOCKHOLDER PROPOSALS

The Company encourages stockholders to contact the Corporate Secretary prior to submitting a stockholder proposal. Stockholder proposals must conform to the Company’s by-laws and the requirements of the SEC.

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in our 2020 proxy statement. In order for a stockholder proposal to be considered for inclusion in the proxy material for our 2020 annual meeting of stockholders pursuant to SEC Rule 14a-8, your proposal must be received by our Corporate Secretary no later than December 6, 2019 (unless the meeting date is changed by more than 30 days from May 15,

2020, in which case a proposal must be a received a reasonable time before we print proxy materials for the 2020 Annual Meeting) and must be submitted in compliance with the rule. Proposals should be directed to our Corporate Secretary, Select Interior Concepts, Inc., 400 Galleria Parkway, Suite 1760 Atlanta, Georgia 30339, and should comply with the requirements of Rule 14a-8.

If our Corporate Secretary receives at the address listed above any stockholder proposal intended to be presented at the 2020 annual meeting without inclusion in the proxy statement for the meeting after February 15, 2020 (unless the meeting date is changed by more than 30 days from the anniversary of the 2019 annual meeting, in which case a proposal must be received a reasonable time before we print proxy materials for the 2020 Annual Meeting), SEC Rule 14a-4(c) provides that the proxies designated by the Board of Directors will have discretionary authority to vote on such proposal. The proxies designated by the Board of Directors also will have such discretionary authority, notwithstanding the stockholder’s compliance with the deadlines described above, if we advise stockholders in the proxy statement for the meeting about the nature of the matter and how management intends to vote on such matter, and the stockholder does not comply with specified provisions of the SEC’s rules.

Stockholders who wish the Nominating and Corporate Governance Committee to consider their recommendations for nominees for the position of Director should submit their recommendations in writing by mail to our Corporate Secretary, Select Interior Concepts, Inc., 400 Galleria Parkway, Suite 1760, Atlanta, GA 30339. Nominations for the 2020 Annual Meeting of Shareowners must be received by February 15, 2020.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company will provide without charge to any stockholder upon written request, a copy of the Company’s Annual Report on Form 10-K, including financial statements and schedules thereto, for the fiscal year ended December 31, 2018, as filed with the Securities and Exchange Commission (without exhibits). All such requests should be delivered to Corporate Secretary, Select Interior Concepts, Inc., at the address set forth on the front page of this proxy statement. Copies of exhibits will be provided upon written request and payment of a reasonable fee to cover the costs of reproducing and mailing.

Please date, sign and return the proxy card at your earliest convenience in the enclosed return envelope. No postage is required if mailed in the United States.

By Order of the Board of Directors

Tyrone Johnson
Chief Executive Officer

Dated: April 4, 2019

Appendix A

SELECT INTERIOR CONCEPTS, INC.

2019 LONG-TERM INCENTIVE PLAN

ARTICLE 1
PURPOSE

1.1   GENERAL. The purpose of the Select Interior Concepts, Inc. 2019 Long-Term Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Select Interior Concepts, Inc. (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2
DEFINITIONS

2.1   DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a)   “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b)   “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Other Stock-Based Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c)   “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d)   “Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(e)   “Board” means the Board of Directors of the Company.

(f)   “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate; provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts, as determined in good faith by the Committee or the Board: (i) the continued and willful failure of the Participant substantially to perform the duties of his employment or other service for the Company or any Subsidiary (other than any such failure due to the Participant’s Disability); (ii) the Participant’s engaging in willful or serious misconduct that has caused or could reasonably be expected to result in material injury to the Company or any of its Subsidiaries or Affiliates, including, but not limited to, by way of damage to the Company’s or a Subsidiary’s or Affiliate’s reputation or public standing; (iii) the Participant’s commission of a felony involving the business, assets, customers or clients of the Company or any Affiliate, or charge with, indictment for, conviction of, pleading guilty to, confession to, or entering of a plea of nolo contendere by Participant for any other felony or any crime involving fraud, dishonesty, moral turpitude, or a breach of trust;

or (iv) the Participant’s material violation or breach of the Company’s or any Subsidiary’s code of conduct or ethics or other Company or Subsidiary policy or rule or the material breach by the Participant of any of his obligations under any written covenant or agreement with the Company or any of its Subsidiaries or Affiliates.

(g)   “Change in Control” means and includes the occurrence of any one of the following events:

(i)   during any consecutive 12-month period, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the beginning of such 12-month period and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii)   any Person becomes a Beneficial Owner, directly or indirectly, of either (A) 50% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii)   the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing is the Beneficial Owner, directly or indirectly, of 50% or more of the total common stock or 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)   approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(h)   “Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(i)   “Committee” means the committee of the Board described in Article 4.

(j)   “Company” means Select Interior Concepts, Inc., a Delaware corporation, or any successor corporation.

(k)   “Continuous Service” means the absence of any interruption or termination of service as an employee, officer, director or consultant of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, (iii) a Participant transfers from being an employee of the Company or an Affiliate to being a director of the Company or of an Affiliate, or vice versa, (iv) in the discretion of the Committee, a Participant transfers from being an employee of the Company or an Affiliate to being a consultant to the Company or of an Affiliate, or vice versa, or (v) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

(l)   “Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(m)   “Disability” of a Participant means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination of whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(n)   “Dividend Equivalent” means a right granted with respect to an Award pursuant to Article 11.

(o)   “Effective Date” has the meaning assigned such term in Section 3.1.

(p)   “Eligible Participant” means an employee, officer, director or consultant of the Company or any Affiliate.

(q)   “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(r)   “Fair Market Value,” on any date, means the closing sales price on the Exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported. The Committee is authorized to adopt another fair market value pricing method, provided such method is stated in the Award Certificate, and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(s)   “Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(t)   “Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, consulting, severance or similar agreement, if any, between a Participant and the

Company or an Affiliate; provided, however, that if there is no such employment, consulting, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Award Certificate. If not defined in either such document, the term “Good Reason” as used herein shall not apply to a particular Award.

(u)   “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(v)   “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(w)   “Independent Directors” means those members of the Board who qualify at any given time as an “independent” director under the applicable rules of each Exchange on which the Shares are listed, and as a “non-employee” director under Rule 16b-3 of the 1934 Act.

(x)   “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(y)   “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(z)   “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(aa)   “Other Stock-Based Award” means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(bb)   “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(cc)   “Participant” means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 13.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(dd)   “Performance Award” means any award granted under the Plan pursuant to Article 10.

(ee)   “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(ff)   “Plan” means the Select Interior Concepts, Inc. 2019 Long-Term Incentive Plan, as amended from time to time

(gg)   “Restricted Stock” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(hh)   “Restricted Stock Unit” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(ii)   “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution with respect to the Shares (whether or not pursuant to Article 14), the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted.

(jj)   “Stock” means the Company’s Class A Common Stock, $0.01 par value and such other securities of the Company as may be substituted for Stock pursuant to Article 14.

(kk)   “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

(ll)   “Subsidiary means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(mm)   ”1933 Act” means the Securities Act of 1933, as amended from time to time.

(nn)   “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3
EFFECTIVE TERM OF PLAN

3.1   EFFECTIVE DATE. The Plan shall be effective on the date that it is approved by the stockholders of the Company (the “Effective Date”).

3.2   TERM OF PLAN. Unless earlier terminated as provided herein, the Plan shall continue in effect until the tenth (10th) anniversary of the Effective Date or, if the stockholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth anniversary of the date of such approval. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the Effective Date.

ARTICLE 4
ADMINISTRATION

4.1   COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. Unless and until changed by the Board, the Compensation Committee of the Board is designated as the Committee to administer the Plan. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the 1934 Act. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers and protections of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2   ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties and shall be given the maximum deference permitted by applicable law. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan. No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

4.3   AUTHORITY OF COMMITTEE. Except as provided in Section 4.1 hereof, the Committee has the exclusive power, authority and discretion to:

(a)   grant Awards;

(b)   designate Participants;

(c)   determine the type or types of Awards to be granted to each Participant;

(d)   determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e)   determine the terms and conditions of any Award granted under the Plan;

(f)   prescribe the form of each Award Certificate, which need not be identical for each Participant;

(g)   decide all other matters that must be determined in connection with an Award;

(h)   establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(i)   make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(j)   amend the Plan or any Award Certificate as provided herein; and

(k)   adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or such other jurisdictions and to further the objectives of the Plan.

4.4   DELEGATION. The Committee may delegate to one or more of its members or to one or more officers of the Company or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. In addition, the Committee may, by resolution, expressly delegate to one or more of its members or to one or more officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities may not be made with respect to the grant of Awards to eligible participants who are subject to Section 16(a) of the 1934 Act at the Grant Date. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.5   INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or the Board, or an officer of the Company to whom authority was delegated in accordance with this Article 4, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1   NUMBER OF SHARES. Subject to adjustment as provided in Section 5.2 and Section 14.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 1,700,000 Shares.

5.2   SHARE COUNTING. Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date, but shall be added back to the Plan share reserve or otherwise treated in accordance this Section 5.2.

(a)   To the extent that all or a portion of an Award is canceled, terminates, expires, is forfeited or lapses for any reason (including by reason of failure to meet time-based and/or performance-based vesting requirements), any unissued or forfeited Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(b)   Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(c)   Shares withheld or repurchased from an Award or delivered by a Participant to satisfy minimum tax withholding requirements will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(d)   If the exercise price of an Option is satisfied in whole or in part by delivering Shares to the Company (by either actual delivery or attestation), the number of Shares so tendered (by delivery or attestation) shall be added to the Plan share reserve and will be available for issuance pursuant to Awards granted under the Plan.

(e)   To the extent that the full number of Shares subject to an Option or SAR is not issued upon exercise of the Option or SAR for any reason, including by reason of net-settlement of the Award, the unissued Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to other Awards granted under the Plan.

(f)   Substitute Awards granted pursuant to Section 13.10 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

(g)   Subject to applicable Exchange requirements, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and will not count against the maximum share limitation specified in Section 5.1.

5.3   STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4   LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 14):

(a)   During the term of the Plan, the maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 500,000.

(b)   During any calendar year, no Participant shall receive Options or Stock Appreciation Rights covering (in the aggregate) more than 500,000 Shares.

(c)   During any calendar year, no Participant shall receive Restricted Stock, Restricted Stock Units or Deferred Stock Units (other than Performance Awards) covering (in the aggregate) more than 500,000 Shares.

(d)   During any calendar year, the maximum amount that may be earned by any single Participant for Performance Awards shall be $5,000,000 for Performance Awards granted under the Plan and payable in cash or property (other than Shares) and 500,000 Shares for Performance Awards granted under the Plan and payable in Shares. For purposes of applying these limits in the case of multi-year Performance Periods, the dollar amount or number of shares deemed earned in any one calendar year is the total amount paid or shares earned for the Performance Period divided by the number of calendar years in the Performance Period. In applying this limit, the amount of any cash or the Fair Market Value or number of any shares of Common Stock or other property earned by a Participant shall be measured as of the close of the final year of the Performance Period regardless of the fact that certification by the Committee and actual payment or release of restrictions to the Participant may occur in a subsequent calendar year or years.

5.5   LIMITATION ON COMPENSATION FOR NON-EMPLOYEE DIRECTORS. With respect to any one calendar year, the aggregate compensation that may be granted or awarded to any one Non-Employee Director, including all meeting fees, cash retainers and retainers granted in the form of Awards, shall not exceed $400,000, or $500,000 in the case of a non-employee Chairman of the Board or Lead Director. For purposes of such limit, the value of Awards will be determined based on the aggregate Grant Date fair value of all awards issued to the director in such year (computed in accordance with applicable financial accounting rules).

ARTICLE 6
ELIGIBILITY

6.1   GENERAL. Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of Treas. Reg. Section 1.409A- 1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7
STOCK OPTIONS

7.1   GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)   Exercise Price. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 13.10) shall not be less than the Fair Market Value as of the Grant Date.

(b)   Prohibition on Repricing. Except as otherwise provided in Article 14, without the prior approval of stockholders of the Company: (i) the exercise price of an Option may not be reduced, directly or indirectly, (ii) an Option may not be cancelled in exchange for cash, other Awards or Options or SARs with an exercise or base price that is less than the exercise price of the original Option, and (iii) the Company may not repurchase an Option for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option.

(c)   Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Sections 7.1(e) and 13.6, and may include in the Award Certificate a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d)   Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (v) any other “cashless exercise” arrangement.

(e)   Exercise Term. Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(f)   No Deferral Feature. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(g)   No Dividend Equivalents. No Option shall provide for Dividend Equivalents.

7.2   INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than 10% of the voting power of all classes of shares of the Company must have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years. If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8
STOCK APPRECIATION RIGHTS

8.1   GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a)   Right to Payment. Upon the exercise of a SAR, the Participant has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1)   The Fair Market Value of one Share on the date of exercise; over

(2)   The base price of the SAR as determined by the Committee and set forth in the Award Certificate, which (except for a SAR issued as a substitute Award pursuant to Section 13.10) shall not be less than the Fair Market Value of one Share on the Grant Date.

(b)   Prohibition on Repricing. Except as otherwise provided in Article 14, without the prior approval of the stockholders of the Company, (i) the base price of a SAR may not be reduced, directly or indirectly, (ii) a SAR may not be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the base price of the original SAR, and (iii) the Company may not repurchase a SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the SAR is lower than the base price per share of the SAR.

(c)   Time and Conditions of Exercise. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, subject to Section 13.6, and may include in the Award Certificate a provision that a SAR that is otherwise exercisable and has a base price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash or Shares equal to the intrinsic value of the SAR on such exercise date, less the cash or number of Shares required for tax withholding. No SAR shall be exercisable for more than ten years from the Grant Date.

(d)   No Deferral Feature. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(e)   No Dividend Equivalents. No SAR shall provide for Dividend Equivalents.

ARTICLE 9
RESTRICTED STOCK AND STOCK UNITS

9.1   GRANT OF RESTRICTED STOCK AND STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

9.2   ISSUANCE AND RESTRICTIONS. Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines, subject to Section 13.6, at the time of the grant of the Award or thereafter. Unless otherwise provided in an Award Certificate, a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of such Awards.

9.3   DIVIDENDS AND DIVIDEND EQUIVALENTS. Dividends accrued on shares of Restricted Stock or Dividend Equivalents accrued with respect to Restricted Stock Units or Deferred Stock Units before the underlying Awards are vested shall, as provided in the Award Certificate, (i) be forfeited, (ii) be reinvested in the form of additional Shares (subject to Share availability under Section 5.1 hereof), which shall be subject to the same vesting provisions as provided for the host Award, or (iii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any dividends or Dividend Equivalents accrued with respect to forfeited Restricted Stock, Restricted Stock Units or Deferred Stock Units will be reconveyed to the Company without further consideration or any act or action by the Participant. In no event shall dividends be paid or distributed until the vesting restrictions of the underlying Award lapse.

9.4   FORFEITURE. Subject to the terms of the Award Certificate and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

9.5   DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the Grant Date either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10
PERFORMANCE AWARDS

10.1   GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant and to designate the provisions of such Performance Awards as provided in Section 4.3.

10.2   PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee.

ARTICLE 11
DIVIDEND EQUIVALENTS

11.1   GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee. Notwithstanding anything to the contrary, Dividend Equivalents accruing on unvested Full-Value Awards shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares or otherwise reinvested (subject to Share availability under Section 5.1 hereof), which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and, in either case, any Dividend Equivalents accrued with respect to forfeited Awards will be reconveyed to the Company without further consideration or any act or action by the Participant. In no event shall Dividend Equivalents be paid or distributed until the vesting restrictions of the underlying Full-Value Award lapse.

ARTICLE 12
STOCK OR OTHER STOCK-BASED AWARDS

12.1   GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value or net asset value of Shares, or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 13
PROVISIONS APPLICABLE TO AWARDS

13.1   AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

13.2    FORM OF PAYMENT FOR AWARDS. At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

13.3   LIMITS ON TRANSFER.

(a)   Each Award and each right under any Award shall be exercisable only by the holder thereof during such holder’s lifetime, or, if permissible under applicable law, by such holder’s guardian or legal representative or by a transferee receiving such Award pursuant to a domestic relations order (a “QDRO”) as defined in Section 414(p)(1)(B) of the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

(b)   No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Stock, to the Company) or pursuant to a QDRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary to receive benefits in the event of the grantee’s death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c)   Notwithstanding subsections (a) and (b) above, to the extent provided in the Award Certificate, Awards (other than Incentive Stock Options and corresponding Awards), may be transferred, without consideration, to a Permitted Transferee. For this purpose, a “Permitted Transferee” in respect of any grantee means any member of the Immediate Family of such grantee, any trust of which all of the primary beneficiaries are such grantee or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such grantee or members of his or her Immediate Family; and the “Immediate Family” of a grantee means the grantee’s spouse, any person sharing the grantee’s household (other than a tenant or employee), children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews. Such Award may be exercised by such transferee in accordance with the terms of the Award Certificate.

(d)   Nothing herein shall be construed as requiring the Company or any Affiliate to honor a QDRO except to the extent required under applicable law.

13.4   BENEFICIARIES. Notwithstanding Section 13.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A Permitted Transferee, beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Committee.

13.5   STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

13.6   MINIMUM VESTING REQUIREMENTS. Notwithstanding any other provision of the Plan to the contrary, equity-based Awards (or any portion thereof) granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) substitute Awards granted pursuant to Section 13.10, (ii) Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the date of the next annual meeting of stockholders after the immediately preceding year’s annual meeting (provided that the period between annual meetings is not less than 50 weeks), and (iii) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 5.1 (subject to adjustment under Section 14.1).

13.7   EFFECT OF A CHANGE IN CONTROL. The provisions of this Section 13.7 shall apply in the case of a Change in Control.

(a)   Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Participant’s service is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on his or her outstanding Awards shall lapse, and (iii) the payout level under all of that Participant’s performance-based Awards that were outstanding immediately prior to effective time of the Change in Control shall be determined and deemed to have been earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target (measured as of the end of the calendar quarter immediately preceding the date of termination), if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to such Participant within sixty (60) days following the date of termination of service (unless a later date is required by Section 16.3(d) hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination of service. With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate.

(b)   Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the Change in Control occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target measured as of the date of the Change in Control, if the Change in Control occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to Participants within sixty (60) days following the Change in Control (unless a later date is required by Section 16.3(d) hereof), based upon the length of time within the performance period that has elapsed prior to the Change in Control. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate.

13.8   DISCRETION TO ACCELERATE AWARDS. The Committee may in its sole discretion determine that, upon the termination of service of a Participant, all or a portion of such Participant’s Options, SARs and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the time-based restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by the Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 13.8.

13.9   FORFEITURE EVENTS. Awards under the Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the Participant. In addition, the Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (i) termination of employment for cause, (ii) violation of material Company or Affiliate policies, (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, (iv) other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate, or (v) a later determination that the vesting of, or amount realized from, a Performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy. Nothing contained herein or in any Award Certificate prohibits the Participant from: (1) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity; (2) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations; or (3) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the U.S. Securities and Exchange.

13.10   SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 14
CHANGES IN CAPITAL STRUCTURE

14.1   MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and Section 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Section 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and Section 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

14.2   DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 14.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

14.3   GENERAL. Any discretionary adjustments made pursuant to this Article 14 shall be subject to the provisions of Section 15.2. To the extent that any adjustments made pursuant to this Article 14 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 15
AMENDMENT, MODIFICATION AND TERMINATION

15.1   AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan (other than pursuant to Article 14), (ii) expand the types of awards under the Plan.(iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations. Except as otherwise provided in Section 14.1, without the prior approval of the stockholders of the Company, the Plan may not be amended to permit: (i) the exercise price or base price of an Option or SAR to be reduced, directly or indirectly, (ii) an Option or SAR to be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or (iii) the Company to repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR.

15.2   AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)   Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b)   Except as otherwise provided in Section 14.1, without the prior approval of the stockholders of the Company, (i) the exercise price of an Option or base price of a SAR may not be reduced, directly or indirectly, (ii) an option or SAR may not be cancelled in exchange for cash, other Awards or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or otherwise, and (iii) the Company may not repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR; and

(c)   No termination, amendment, or modification of the Plan shall adversely affect in any material respect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

15.3   COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 15.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 16
GENERAL PROVISIONS

16.1   RIGHTS OF PARTICIPANTS.

(a)   No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b)   Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director or consultant, at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c)   Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 15, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or any of its Affiliates.

(d)   No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

16.2   WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the amount required to be withheld in accordance with applicable tax requirements (up to the maximum individual statutory rate in the applicable jurisdiction as may be permitted under then-current accounting principles to qualify for equity classification), in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

16.3   SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a)   General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b)   Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the non-409A-conforming event.

(c)   Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company shall determine which Awards or portions thereof will be subject to such exemptions.

(d)   Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A- 3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes): (i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and (ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period. For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder.

(e)   Installment Payments. If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

(f)   Timing of Release of Claims Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within sixty (60) days after the date of termination of the Participant’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (c) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.

(g)   Permitted Acceleration. The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. Section 1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. Section 1.409A-3(j)(4).

16.4   UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards. This Plan is not intended to be subject to ERISA.

16.5   RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan. Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

16.6   EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

16.7   TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.8   GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

16.9   FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

16.10   GOVERNMENT AND OTHER REGULATIONS.

(a)   Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)   Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

16.11   GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

16.12   SEVERABILITY. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

16.13   NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

The foregoing is hereby acknowledged as being the Select Interior Concepts, Inc. 2019 Long-Term Incentive Plan as adopted by the Board on _______, 2019 and approved by the Company’s stockholders on _________, 2019.

SELECT INTERIOR CONCEPTS, INC.

By:
Name:
Title:

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The Board of Directors recommends you vote FOR the following:

1. Election of Directors

	Nominees	**For**	**Against**	**Abstain**
1A	S. Tracy Coster	☐	☐	☐
1B	Tyrone Johnson	☐	☐	☐
1C	Donald McAleenan	☐	☐	☐
1D	J. David Smith	☐	☐	☐
1E	Robert Scott Vansant	☐	☐	☐
1F	Brett Wyard	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000415792_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com

SELECT INTERIOR CONCEPTS, INC.
Annual Meeting of Stockholders
May 15, 2019 10:00 AM, EDT
This proxy is solicited by the Board of Directors

The stockholders hereby appoint(s) (Appointee) and (Appointee), or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of SELECT INTERIOR CONCEPTS, INC. that the stockholder is entitled to vote at the Annual Meeting of stockholders to be held at 10:00 AM, EDT on May 15, 2019, at the offices of Alston & Bird LLP, located at Suite 4900, 1201 West Peachtree Street, Atlanta, Georgia, 30309, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000415792_2 R1.0.1.18